                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                      the Securities Exchange Act of 1934

    Check the appropriate box:
    /X/  Preliminary Information Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
    / /  Definitive Information Statement

                                     VITRONICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required
/X/  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
     (1) Title of each class of securities to which transaction applies:
        COMMON
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        2,360,681*
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $4,052,905.15**
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        $4,052,905.15**
        ------------------------------------------------------------------------
     (5) Total fee paid: $810.58
        ------------------------------------------------------------------------
* REPRESENTS 1,913,281 SHARES OF COMMON STOCK OUTSTANDING WHICH WERE NOT PURCHASED BY DOVER TECHNOLOGIES INTERNATIONAL, INC. OR AFFILIATES IN THE CASH TENDER OFFER FOR ALL OUTSTANDING SHARES OF COMMON STOCK OF VITRONICS CORPORA-TION, AND "IN THE MONEY" OPTIONS TO PURCHASE 447,400 SHARES OF COMMON STOCK OF VITRONICS CORPORATION.
** BASED ON 1,913,281 SHARES OF COMMON STOCK AT $1.90 PER SHARE, AND OPTIONS TO PURCHASE COMMON STOCK WITH A TOTAL "OPTION SPREAD" OF $417,671.25.

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                             VITRONICS CORPORATION
                                 1 FORBES ROAD
                         NEWMARKET, NEW HAMPSHIRE 03857

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON DECEMBER 1, 1997

To: The Stockholders of Vitronics Corporation:

A Special Meeting of Stockholders of Vitronics Corporation will be held on December 1, 1997 at 10:00 a.m., local time, at the offices of Coughlin & Gerhart, LLP, One Marine Midland Plaza, East Tower, Eighth Floor, Binghamton, New York, to consider and act upon the following matters:

    1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of September 3, 1997 by and among Dover Technologies International, Inc., a Delaware corporation ("Dover"), DTI Intermediate, Inc., a Delaware corporation and a wholly owned subsidiary of Dover ("DTI") and the Company (the "Merger Agreement"). The Merger Agreement provides, among other things, that the Company will be merged with and into DTI, or vice versa (the "Merger"), and that, upon filing of a Certificate of Merger with the Secretary of State of the state of incorporation of the surviving corporation (the "Effective Time"), each outstanding share of the common stock, par value $.01 per share ("Common Stock") of the Company (other than shares held by the Company as treasury stock, shares held by DTI or Dover or any wholly owned subsidiary of Dover, or shares held by stockholders who perfect their appraisal rights under Massachusetts law) will be converted into the right to receive $1.90 in cash, without interest thereon (the "Merger Consideration").

    2. To transact such other business as may properly be presented at the meeting or any adjournment thereof.

A copy of the Merger Agreement is attached as Annex I to the Information Statement that accompanies this Notice of Special Meeting of Stockholders (the "Notice") and is incorporated by reference into this Notice.

The Merger Agreement has been approved by the Board of Directors of the Company (the "Board"). The Board has carefully reviewed and considered the terms and conditions of the proposed Merger, and the Board believes the Merger is in the best interests of the Company and its stockholders. The Board has received a written opinion dated September 3, 1997 from an affiliate of Scott-Macon, Ltd., financial advisor to the Company, to the effect that, as of the date of such written opinion, the cash consideration to be received by the holders of shares of Common Stock of the Company pursuant to the Merger Agreement is fair from a financial point of view to such stockholders. THE BOARD RECOMMENDS A VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

Under Massachusetts law, the affirmative vote of the holders of two thirds of the outstanding shares of Common Stock that are entitled to vote thereon is required to adopt the Merger Agreement. DTI owns approximately 80.6% of the issued and outstanding shares of Common Stock. Dover, DTI and the Company have agreed that DTI will vote all shares of Common Stock owned by it as of the Record Date (as defined below) in favor of adoption of the Merger Agreement. Accordingly, under Massachusetts law, with the vote of such shares of Common Stock in favor of the adoption of the Merger Agreement, the Merger Agreement will be adopted and the transactions contemplated thereby will be approved without the affirmative vote of any other stockholders. In light of the foregoing, the Company has determined not to solicit proxies from its stockholders.

Only stockholders of record at the close of business November 3, 1997 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

If the Merger Agreement is approved by the stockholders at the Special Meeting and the Merger is consummated, any stockholder (1) who files with the Company, before the taking of the vote on the approval of such action, a written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the Company, within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. The Company and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 86 to 98, inclusive of chapter 156B of the General Laws of Massachusetts. See "STOCKHOLDERS' RIGHTS OF APPRAISAL" in the accompanying Information Statement for a statement of the appraisal rights of stockholders and a description of the procedures required to be followed by them to obtain appraisal of their shares. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE READ THE ATTACHED INFORMATION STATEMENT CAREFULLY. THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR STOCK AT THIS TIME. YOU WILL RECEIVE INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES AND RECEIPT OF PAYMENT FOR YOUR SHARES AFTER THE MERGER IS EFFECTIVE.

                                          By Order of the Board of Directors,
                                          Daniel J. Sullivan
                                          CLERK

Newmarket, New Hampshire
November 10, 1997

                             VITRONICS CORPORATION
                                 1 FORBES ROAD
                         NEWMARKET, NEW HAMPSHIRE 03857

                             INFORMATION STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 1, 1997

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                  INTRODUCTION

GENERAL INFORMATION

    This Information Statement is being furnished to the holders of record as of November 3, 1997 (the "Record Date") of shares of common stock, par value $.01 per share (the "Common Stock") of Vitronics Corporation, a Massachusetts corporation (the "Company"), in connection with a Special Meeting of the Stockholders of the Company to be held on December 1, 1997, at 10:00 a.m., local time, at the offices of Coughlin & Gerhart, LLP, One Marine Midland Plaza, East Tower, Eighth Floor, Binghamton, New York. This Information Statement is being mailed to stockholders on or about November 10, 1997.

MATTERS TO BE CONSIDERED

    The Special Meeting has been called for the following purposes:

        1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of September 3, 1997 by and among Dover Technologies International, Inc., a Delaware corporation ("Dover"), DTI Intermediate, Inc., a Delaware corporation and a wholly owned subsidiary of Dover ("DTI") and the Company (the "Merger Agreement"). The Merger Agreement provides, among other things, that the Company will be merged with and into DTI, or vice versa (the "Merger"), and that, upon filing of a Certificate of Merger with the Secretary of State of the surviving corporation (the "Effective Time"), each outstanding share of the common stock, par value $.01 per share ("Common Stock") of the Company (other than shares held by the Company as treasury stock, shares held by DTI or Dover or any wholly owned subsidiary of Dover, or shares held by stockholders who perfect their appraisal rights under Massachusetts law) will be converted into the right to receive $1.90 in cash, without interest thereon (the "Merger Consideration").

        2. To transact such other business as may properly be presented to the Special Meeting or any adjournment or postponement thereof.

OUTSTANDING SHARES, VOTING RIGHTS AND PROCEDURES

    At November 3, 1997 (the "RECORD DATE"), there were 9,856,572 shares of Common Stock outstanding. Holders of record of Common Stock outstanding at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Record holders of Common Stock are entitled to one vote for each share held on matters properly presented at the Special Meeting. The holders of a majority of the shares of the Common Stock entitled to vote present in person or by proxy will constitute a quorum for the transaction of business at the Special Meeting, but if a quorum should not be present, the Special Meeting may be adjourned from time to time until a quorum is obtained. Abstentions of shares of Common Stock that are present at the Special Meeting are treated as present but non-voting and will have the same effect as votes against the adoption of the Merger

Agreement, and broker non-votes will also have the same effect as a vote against adoption of the Merger Agreement.

    Under the Massachusetts Business Corporation Law (the "MBCL"), the affirmative vote of the holders of two thirds of the outstanding shares of Common Stock that are entitled to vote thereon is required to adopt the Merger Agreement. DTI owns approximately 80.6% of the outstanding shares of Common Stock which were acquired in a tender offer by DTI for all outstanding shares of Common Stock, made at $1.90 per share, which expired on October 6, 1997 (the "Offer"). Dover, DTI and the Company have agreed that Dover/DTI will vote all shares of Common Stock held by them as of the Record Date in favor of adoption of the Merger Agreement. ACCORDINGLY, ADOPTION OF THE MERGER AGREEMENT IS ASSURED WITHOUT THE VOTE OF ANY OTHER STOCKHOLDER. YOU ARE NOT BEING ASKED FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND ONE. You may vote your shares, if you so wish, by attending the Special Meeting in person.

    No persons have been authorized to give any information or to make any representations other than those contained in, or incorporated by reference in, this Information Statement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, Dover, DTI, or any other person.

    All information contained in this Information Statement relating to the Company has been supplied by the Company, and all information contained in this Information Statement relating to Dover, DTI or any affiliates has been supplied by Dover or DTI.

    The date of this Information Statement is November 10, 1997.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements and other information may be inspected and copied at the Public Reference Section maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the public reference facilities of the Commission's regional offices at Suite 1300, Seven World Trade Center, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may be obtained by mail, at prescribed rates, from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material relating to the Company should also be available for inspection at the offices of the American Stock Exchange (the "AMEX") at 86 Trinity Place, New York, New York 10006. In addition, material filed electronically with the Commission by the Company is available at the Commission's web site, http:// www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

    The Common Stock is currently registered under the Exchange Act. Following the Merger, the Company will become a wholly-owned direct subsidiary of Dover. Public trading of the Common Stock will cease upon closing of the merger described herein when the Common Stock will be removed from quotation on the AMEX. Registration of the shares of Common Stock under the Exchange Act will be terminated upon application by the Company to the Commission no later than the time the Merger is consummated and thereafter the Company will no longer be subject to the reporting requirements of the Exchange Act.

    The Company is also providing to its stockholders as part of the mailing of the Information Statement (i) the Company's most recent Form 10-K for the year ended December 31, 1996 which was included in its annual report for such year, and (ii) the Company's most recent Form 10-Q for the quarter ended June 29, 1997.

                               TABLE OF CONTENTS

INTRODUCTION..........................................................           1

AVAILABLE INFORMATION.................................................           2

TABLE OF CONTENTS.....................................................           3

SUMMARY...............................................................           4

THE SPECIAL MEETING...................................................           7

THE MERGER............................................................           8

THE MERGER AGREEMENT..................................................          11

STOCKHOLDERS' RIGHTS OF APPRAISAL.....................................          19

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...............................          20

MARKET PRICE OF THE COMMON STOCK AND DIVIDEND POLICY..................          20

REGULATORY FILINGS AND APPROVAL.......................................          20

ACCOUNTING TREATMENT..................................................          21

CHANGE OF CONTROL.....................................................          21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........          22

INTEREST OF CERTAIN PERSONS IN THE MERGER.............................          22

CERTAIN INFORMATION CONCERNING DTI AND DOVER..........................          24

INDEPENDENT PUBLIC ACCOUNTANTS........................................          25

INCORPORATION BY REFERENCE............................................          25

OTHER MATTERS TO COME BEFORE THE MEETING..............................          26

                                    SUMMARY

    The following is a brief summary of certain information contained elsewhere in this Information Statement. This Summary is not intended to be complete and is qualified in its entirety by the more detailed information contained in this Information Statement and the Annexes hereto, to which reference is made for a complete statement of the matters discussed below. Capitalized terms used and not defined in the following summary have the meanings set forth under "Introduction" above. Stockholders are urged to read this Information Statement and the Annexes hereto in their entirety.

THE PARTIES

    Vitronics Corporation (the "Company"). The Company is a supplier of state-of-the-art thermal processing and associated equipment, with an established reputation in the surface mount industry. The Company's equipment is primarily aimed at the electronics industry, particularly in connection with the production of printed circuit boards. The Company also supplies its equipment to the medical, chemical, pharmaceutical, plastics, graphics and textile industries. The principal executive offices of the Company are located at 1 Forbes Road, Newmarket, New Hampshire 03857, and its telephone number is (603) 659-6550.

    DTI Intermediate, Inc. ("DTI"). DTI, a Delaware corporation and a direct wholly owned subsidiary of Dover, was recently organized for the purpose of effecting the Merger and has not carried on any activities except in connection with the Offer (as defined below) and the Merger. All the outstanding capital stock of DTI is owned by Dover. The principal executive offices of DTI are located at One Marine Midland Plaza, East Tower, Sixth Floor, Binghamton, New York 13901, and its telephone number is (607) 773-2290.

    Dover Technologies International, Inc. ("Dover"). Dover, a Delaware corporation, is a wholly owned indirect subsidiary of Dover Corporation, a publicly traded company listed on the New York Stock Exchange under the symbol "DOV." Dover is a high technology corporation with subsidiaries in the fields of electronic components, automated assembly equipment for printed circuit boards, spring probes and test equipment and fixtures for printed circuit boards, among other things. The principal executive offices of Dover are located at One Marine Midland Plaza, East Tower, Sixth Floor, Binghamton, New York 13901, and its telephone number is (607) 773-2290.

THE TENDER OFFER AND THE MERGER TRANSACTION

    Pursuant to the Merger Agreement, DTI commenced a tender offer (the "Offer") on September 9, 1997, in which DTI offered to purchase any and all outstanding shares of Common Stock of the Company at $1.90 per share net to the seller in cash without interest. 7,943,291 shares of Common Stock were validly tendered and not withdrawn prior to the expiration of the Offer on October 6, 1997. During the following week, DTI accepted for payment, and, therefore, purchased, all 7,943,291 shares of Common Stock tendered in response to the Offer. The Merger Agreement further provides that following consummation of the Offer, either DTI would merge with and into the Company, or the Company would merge with and into DTI. Dover has advised the Company that, upon adoption of the Merger Agreement at the Special Meeting, it intends to merge the Company with and into DTI, with DTI to be the surviving corporation and a wholly- owned subsidiary of Dover to be known as "Vitronics Corporation." In the Merger, each remaining share of Common Stock (other than shares held by DTI, Dover or any affiliates of Dover, or in the treasury of the Company, or that are held by stockholders who perfect their appraisal rights under Massachusetts law) will be converted into the right to receive the Merger Consideration, and each option to purchase shares of Common Stock will be canceled and converted into an amount in cash equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option multiplied by the number of shares of Common Stock to which the option remains unexercised. As a result of the Merger, the Company will become a wholly-owned subsidiary of Dover. A copy of the merger Agreement is annexed hereto as Annex I and incorporated by reference into this Information Statement. Dover is funding the approximately $19 million required for the transactions from its internal cash flow. See "THE MERGER."

THE SPECIAL MEETING

    Date, Time and Place of Special Meeting. December 1, 1997 at 10:00 a.m., local time, at the Company's headquarters, 1 Forbes Road, Newmarket, New Hampshire 03857.

    Purpose. To consider and vote upon a proposal to adopt the Merger Agreement. See "THE MERGER AGREEMENT."

    Record Date. November 2, 1997.

    Vote Required. The affirmative vote of the holders of two thirds of the outstanding shares of Common Stock that are entitled to vote thereon is required to adopt the Merger Agreement. Dover, DTI and the Company have agreed that Dover/DTI will vote all shares of Common Stock owned by them in favor of adoption of the Merger Agreement. Because DTI owns approximately 80.6% of the outstanding shares of Common Stock, the adoption of the Merger Agreement is assured. ACCORDINGLY, ADOPTION OF THE MERGER AGREEMENT IS ASSURED WITHOUT THE VOTE OF ANY OTHER STOCKHOLDER. YOU ARE NOT BEING ASKED FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND ONE. You may vote your shares, if you so wish, by attending the Special Meeting in person. See "THE SPECIAL MEETING--Voting Rights and Vote Required."

BACKGROUND OF THE MERGER

    The terms of the Merger Agreement resulted from arm's length negotiations between representatives of Dover and the Company. See "THE MERGER --Background of the Merger."

RECOMMENDATION OF THE BOARD

    THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD") HAS DETERMINED THAT THE MERGER AGREEMENT IS FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS. THE BOARD HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE STOCKHOLDERS ADOPT THE MERGER AGREEMENT. For a discussion of the Board's reasons for the Merger and the factors considered by the Board in making its recommendation, see "THE MERGER -- Recommendation of the Board; Reasons for the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Board with respect to the Merger Agreement, stockholders should be aware that certain members of the Board and of the Company's management may have certain interests in the Merger that are in addition to or different from the interests of the stockholders of the Company generally. See "INTEREST OF CERTAIN PERSONS IN THE MERGER."

EXCHANGE OF SHARES

    Pursuant to the Merger, each share of Common Stock (other than shares held by the Company as treasury stock, shares held by DTI or Dover or any wholly-owned subsidiary of Dover, or shares held by stockholders who perfect their appraisal rights under Massachusetts law) will be converted into the right to receive the Merger Consideration. A letter of transmittal for use in surrendering stock certificates and obtaining payment for surrendered shares will be mailed to such holders promptly following the Effective Time (as defined below). See "THE MERGER AGREEMENT -- The Merger." CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE OBTAINED AND THEN SHOULD BE SURRENDERED ONLY IN ACCORDANCE WITH SUCH INSTRUCTIONS.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

    Scott-Macon Securities, Inc. ("Scott-Macon") has delivered to the Board its written opinion, dated September 3, 1997, as amended, to the effect that, as of the date of such written opinion, the cash consideration to be received by the holders of shares of Common Stock pursuant to the Offer and the

Merger Agreement is fair from a financial point of view to such stockholders. A copy of the full text of the written opinion of Scott-Macon is attached hereto as Annex II. See also "The MERGER -- Recommendation of the Board, Reasons for the Merger."

CONDITIONS TO THE MERGER

    Consummation of the Merger is subject to certain conditions, including without limitation (1) the adoption of the Merger Agreement by the requisite vote of the stockholders entitled to vote thereon, and (2) the absence of any statute, rule, regulation, order, or injunction prohibiting the Merger. See "THE MERGER AGREEMENT -- The Merger." The Company is not aware of any governmental or regulatory requirements for consummation of the Merger other than compliance with the Hart-Scott-Rodino Antitrust Improvements Act ("HSR Act") and applicable state corporate laws and federal and state securities laws. The waiting period under the HSR Act expired on September 26, 1997.

EFFECTIVE TIME OF THE MERGER

    The Merger shall become effective upon the filing of the certificate of merger with the Secretary of State of the surviving corporation (the "Effective Time"). Since Dover has indicated that the Company will be merged with and into DTI, the Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of Delaware. See "THE MERGER AGREEMENT -- The Merger."

EFFECTS OF THE MERGER

    Pursuant to the Merger, holders of shares of Common Stock (other than shares held by the Company as treasury stock, shares held by DTI or Dover or any wholly owned subsidiary of Dover, or shares held by stockholders who perfect their appraisal rights under Massachusetts law) will be entitled to receive the Merger Consideration for shares of Common Stock owned by them. After consummation of the Merger, the Company will become a wholly-owned subsidiary of Dover, and the former holders of the shares of Common Stock will no longer possess any interest in the Company. No later than the consummation of the Merger, the Company will terminate the registration of the Common Stock under Section 12 of the Exchange Act. Also no later than the consummation of the Merger, the Common Stock will no longer be listed on any public stock exchange. See "THE MERGER AGREEMENT -- The Merger."

TAX CONSEQUENCES TO STOCKHOLDERS

    The receipt of cash by a Company stockholder pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be taxable under applicable state, local and foreign tax laws. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." EACH HOLDER OF COMMON STOCK IS URGED TO CONSULT A QUALIFIED TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER.

APPRAISAL RIGHTS

    If the Merger Agreement is approved by the stockholders at the Special Meeting and the Merger is consummated, any stockholder (1) who files with the Company, before the taking of the vote on the approval of such action, a written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the Company, within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. The Company and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 86 to 98, inclusive of chapter 156B of the General Laws of Massachusetts. See "STOCKHOLDERS' RIGHTS OF APPRAISAL" and Annex III.

                              THE MERGER AGREEMENT

    The following is a summary of certain provisions of the Merger Agreement. The summary is qualified in its entirety by reference to the Merger Agreement which is attached hereto as Annex I and incorporated herein by reference. ALL STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

    THE MERGER. The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, at the election of Dover, (i) the Company will be merged with and into DTI and the separate corporate existence of the Company will thereupon cease, or (ii) DTI will be merged with and into the Company and the separate corporate existence of DTI will cease. Dover has advised the Company that, following the adoption of the Merger Agreement at the Special Meeting, it intends to merge the Company with and into DTI. Accordingly, at the Effective Time and pursuant to the Merger Agreement, DTI will be the successor or Surviving Corporation in the Merger and will continue to be governed by the laws of the State of Delaware, all the rights, privileges, immunities, powers and franchises of the Company will vest in DTI, and, except as otherwise provided for in the Merger Agreement, all obligations, duties, debts and liabilities of the Company will then be the obligations, duties, debts and liabilities of DTI. In addition, the charter of DTI immediately prior to the Effective Time will be the charter of the Surviving Corporation (except that the name of the Surviving Corporation will be "Vitronics Corporation") until thereafter amended, and the bylaws of DTI in effect immediately prior to the Effective time will be the bylaws of the Surviving Corporation until thereafter amended.

    The obligations of the parties to effect the Merger are subject to the satisfaction on or prior to the Closing Date (as defined in the Merger Agreement) of each of the following conditions, any and all of which may be waived in whole or in part jointly by the Company and Dover to the extent permitted by applicable law: (a) the Merger Agreement is approved and adopted by the requisite vote of the holders of the shares of Common Stock, if required by applicable law in order to consummate the Merger; (b) no statute, rule or regulation has been enacted or promulgated by any governmental authority which prohibits the consummation of the Merger; and there is no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Merger; (c) Dover, DTI or their affiliates have purchased shares of Common Stock pursuant to the Offer, except that this condition does not apply if Dover, DTI or their affiliates have failed to purchase shares of Common Stock pursuant to the Offer in breach of their obligations under the Merger Agreement; and (d) the applicable waiting period under the HSR Act has expired or been terminated. In addition, the obligations of Dover and DTI to consummate the Merger are further subject to the fulfillment of the condition that the Company has complied with its obligations regarding stock options, described below.

    The Merger becomes effective on the date on which a Certificate of Merger is duly filed with the Secretary of State of the state of incorporation of the Surviving Corporation or at such time as is agreed upon by the parties and specified in the Certificate of Merger. That time is referred to as the "EFFECTIVE TIME." At the Effective Time, as a result of the Merger and without any action on the part of the holders of any shares of Common Stock, each issued and outstanding share of DTI's common stock will be converted into and become one fully paid and non-assessable share of common stock of the Surviving Corporation.

    At the Effective Time, each issued and outstanding share of Company Common Stock (other than shares held by DTI, Dover or any affiliate of Dover, or in the treasury of the Company or that are held by stockholders who perfect their appraisal rights under the MBCL) will be converted into the right to receive the Merger Consideration, upon surrender of the certificate representing the shares. The converted shares of Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon the surrender of the certificate in accordance with the Merger Agreement, without interest, or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of the shares as determined in accordance with the MBCL.

    Promptly after the Effective Time, the Surviving Corporation will mail to each record holder a letter of transmittal with instructions for effecting the surrender of the certificate(s) which, prior to the Effective Time, represented shares of Common Stock. Upon surrender of the certificate(s) representing a holder's shares, together with a properly executed letter of transmittal in accordance with the instructions delivered to the record holder, such holder will be entitled to receive the Merger Consideration in respect thereof.

    THE OFFER. The Merger Agreement provided that DTI would (i) commence the Offer and (ii) that subject to there being validly tendered and not withdrawn prior to the expiration of the Offer the number of shares of Common Stock which represents at least sixty-six and two-thirds percent (66 2/3%) of the shares outstanding on a fully diluted basis (the "MINIMUM CONDITION") and the satisfaction of the other conditions set forth in the Offer, would consummate the Offer in accordance with its terms. The Offer expired on October 6, 1997, 12:00 midnight, New York City time, following which time DTI and Dover purchased all shares tendered pursuant to the Offer, which amounted to 7,943,291 shares or 80.6% of the total shares of Common Stock outstanding.

    The Merger Agreement also provided that without the written consent of the Company, DTI could not decrease the Offer Price, decrease the number of shares of Common Stock sought in the Offer, amend or waive the Minimum Condition or amend any condition of the Offer in a manner adverse to the holders of shares of Common Stock except that (x) DTI or Dover could waive the Minimum Condition without the written consent of the Company, and (y) if on the initial scheduled expiration date of the Offer, all conditions to the Offer had not been satisfied or waived, DTI could, from time to time without the consent of the Company extend the expiration date for one or more periods totaling not more than thirty business days. If immediately prior to the initial expiration date of the Offer (as it may have been extended), the shares of Common Stock tendered and not withdrawn equaled more than seventy-five percent (75%) of the outstanding shares, but less than 90% of the outstanding shares, DTI could have extended the Offer for a period not to exceed twenty business days, notwithstanding that all conditions to the Offer were satisfied as of the expiration date of the Offer. DTI could also have extended the scheduled expiration date or any extension thereof to comply with any legal or regulatory requirements. Notwithstanding the fact that approximately 80.6% of the outstanding shares of Common Stock had been tendered as of the initial expiration date of the Offer (October 6, 1997), DTI and Dover opted to acquire all such shares validly tendered and not withdrawn as of such date without extending the Offer .

    CONDITIONS TO THE OFFER. The Merger Agreement provided that notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) DTI's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), DTI was not required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-l(c) under the Exchange Act (relating to DTI's obligation to pay for or return tendered shares promptly after termination or withdrawal of the Offer), pay for, and could delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered shares, and could terminate or amend the Offer as to any shares of Common Stock not then paid for, if (i) any applicable waiting period under the Hart-Scott-Rodino Anti Trust Improvements Act of 1976, as amended, and the regulations thereunder (the "HSR ACT") had not expired or terminated, (ii) the Minimum Condition had not been satisfied, or (iii) at any time on or after the date of the Merger Agreement and prior to the expiration date, any of the following events were determined by DTI, in its judgment reasonably exercised, to have occurred:

        (a) there shall be threatened or pending any suit, action or proceeding by any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "GOVERNMENTAL ENTITY") against DTI, Dover, the Company or any subsidiary of the Company
    (i) seeking to prohibit or impose any material limitations on Dover's or DTI's ownership or operation

    (or that of any of their respective subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, or to compel Dover or DTI or their respective subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Dover and their respective subsidiaries, in each case taken as a whole, (ii) challenging the acquisition by Dover or DTI of any shares of Common Stock under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by the Merger Agreement, or seeking to obtain from the Company, Dover or DTI any damages that are material in relation to the Company and its subsidiaries taken as a whole, (iii) seeking to impose material limitations on the ability of DTI, or render DTI unable, to accept for payment, pay for or purchase some or all of the shares of Common Stock pursuant to the Offer and the Merger, (iv) seeking to impose material limitations on the ability of DTI or Dover effectively to exercise full rights of ownership of the shares of Common Stock, including, without limitation, the right to vote the shares purchased by it on all matters properly presented to the Company's stockholders, or (v) which otherwise is reasonably likely to have an effect materially adverse to the Company and its subsidiaries, taken as a whole;

        (b) any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a Government Entity, to the Offer or the Merger, or any other action is taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses
    (i) through (v) of paragraph (a) above;

        (c) (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or the American Stock Exchange for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions); (ii) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 400 Industrial Companies or in the New York Stock Exchange Composite Index in excess of 15% measured from the close of business on the trading day next preceding the date of the Merger Agreement, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iv) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (v) any limitation (whether or not mandatory) by any United States governmental authority on the extension of credit generally by banks or other financial institutions, (vi) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans or (vii) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

        (d) any events after the date of the Merger Agreement which, either individually or in the aggregate, would have a material adverse effect on the Company and its subsidiaries taken as a whole (a "Material Adverse Effect");

        (e) the Board of Directors of the Company withdraws or adversely modifies its approval or recommendation of the Offer, the Merger or the Merger Agreement;

        (f) the representations and warranties of the Company are not true and correct unless the inaccuracies under such representations and warranties, taken together in their entirety, would not individually or in the aggregate, result in a Material Adverse Effect;

        (g) the Company fails to perform any obligation or to comply with any agreement or covenant to be performed or complied with by it under the Merger Agreement other than any failure which would not have, either individually or in the aggregate, a Material Adverse Effect;

        (h) any person acquires beneficial ownership of at least 25% of the outstanding Common Stock of the Company;

        (i) the Merger Agreement is terminated in accordance with its terms.

    THE COMPANY'S BOARD OF DIRECTORS. The Merger Agreement provided that promptly upon the purchase of and payment for shares of Common Stock by DTI which represented at least a majority of the outstanding shares, Dover would be entitled to designate such number of directors, rounded up to the next whole number, on the Board as is equal to the product of the total number of directors on the Board (giving effect to the directors designated by Dover) multiplied by the percentage that the number of shares so accepted for payment bears to the total number of shares then outstanding. On October 23, 1997, the Company secured the resignation of three (3) of its four (4) directors and replaced such directors with Dover designees as described in the Schedule 14 F-1 previously filed with the Commission on October 7, 1997.

    Following the election or appointment of DTI's designees and prior to the earlier to occur of (i) the Effective Time or (ii) November 21, 1997, any amendment or termination of the Merger Agreement, grant by the Company of any extension for the performance or waiver of the obligations or other acts of DTI or Dover, waiver of the Company's rights under the Merger Agreement, or action with respect to the Company's employee benefit plans or option agreements, will require the concurrence of a majority of the Company's directors then in office who were directors on the date of the Merger Agreement or are directors (other than directors designated by DTI) designated by such directors to fill any vacancy (the "CURRENT DIRECTORS"). In addition, following the election or appointment of DTI's designees and prior to the earlier to occur of (i) the Effective Time or (ii) November 21, 1997, neither Dover, DTI nor any such designee will cause the Company to take any action or fail to take any action that would cause or result in any obligation of the Company or condition under the Merger Agreement not being satisfied without the concurrence of a majority of the Company's directors then in office who are Current Directors. In addition, no Current Director will be removed except for cause, and DTI agrees to cause its designees to vote for the election of any designee of the Current Directors to fill a vacancy if any Current Director ceases to be a director.

    STOCKHOLDERS' MEETING. The Merger Agreement also provided that if required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, would convene a Special Meeting of its stockholders as promptly as practicable following the acceptance for payment and purchase of shares of Common Stock by DTI pursuant to the Offer for the purpose of taking action on the approval of the Merger and the adoption of the Merger Agreement. As required by the Merger Agreement, this Information Statement contains the recommendation of the Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of the Merger Agreement. Pursuant to the Merger Agreement, Dover has agreed to vote, or cause to be voted, all of the shares of Common Stock then owned by it, by DTI or by any of its other subsidiaries and affiliates in favor of the approval of the Merger and the approval and adoption of the Merger Agreement. Since Dover/DTI acquired over two-thirds of the outstanding shares in the Offer, Dover/DTI has sufficient voting power to approve the Merger, even if no other stockholder votes in favor of the Merger. In the event that Dover, DTI and any other subsidiaries of Dover acquire in the aggregate at least 90% of the outstanding shares of Common Stock of the Company pursuant to the Offer or otherwise, the Company, Dover and DTI agreed that at the request of Dover and subject to the conditions to the consummation of the Merger, they will take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the acquisition without a meeting of stockholders of the Company, in accordance with the MBCL.

    Pursuant to the Merger Agreement and in connection with the Special Meeting, the Company agreed to prepare, file with the SEC and mail to its stockholders a proxy or information statement relating to the Merger and the Merger Agreement and use its best efforts to obtain and furnish the information required to be included by the Commission in such proxy or information statement. The Company further agreed, after consultation with Dover, to respond promptly to any comments made by the Commission with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement to be mailed to its stockholders, provided that no amendment or supplement to the such proxy or information statement will be made by the Company without consultation with Dover and its counsel.

    STOCK OPTIONS. The Merger Agreement provides that at the Effective Time, each holder of a then outstanding option (collectively, the "OPTIONS") to purchase shares of Common Stock granted by the Company, whether or not then exercisable, will receive for each share subject to such Option an amount (subject to any applicable withholding tax) in cash equal to the difference between the Merger Consideration and the per-share exercise price of such Option. The Company agreed that prior to the Effective Time it would use reasonable efforts to obtain all consents or releases from holders of Options to this treatment of their Options that are required by the Company's option plans or the option agreements themselves other than from holders of Options with a per-share exercise price in excess of the Merger Consideration. The Company also agreed to take all action necessary to ensure that (i) the Company's 1995 Key Employees Stock Option Plan (the "STOCK OPTION PLAN") would be terminated as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its subsidiaries would be canceled as of the Effective Time, and (ii) following the Effective Time, (a) no participant in any Stock Option Plan or other plans, programs or arrangements would have any right thereunder to acquire equity securities of the Company, the surviving corporation or any subsidiary thereof and all such plans would have been terminated, and (b) the Company would not be bound by any convertible security, option, warrant, right or agreement which would entitle any person to own any capital stock of the Company, the surviving corporation or any of its subsidiaries. The Company has complied with its requirements hereunder with respect to Options.

    INTERIM OPERATIONS; COVENANTS. Pursuant to the Merger Agreement, the Company agreed that, except as expressly contemplated by the Merger Agreement or as agreed to in writing by Dover, prior to the time the designees of Dover constitute a majority of the Board (which occurred on October 21, 1997) (the "APPOINTMENT DATE") _

        (a) the business of the Company and its subsidiaries would be conducted only in the ordinary and usual course (other than actions necessary to consummate the transactions described in the Merger Agreement) and, to the extent consistent therewith, each of the Company and its subsidiaries would use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners subject, however, to any changes to such relationships necessitated or caused by the announcement of the transactions proposed by the Merger Agreement;

        (b) the Company would not, directly or indirectly, (i) except upon exercise of Options or other rights to purchase shares of Common Stock, issue, sell, transfer or pledge or agree to sell, transfer or pledge any treasury stock of the Company or any capital stock of any of its subsidiaries beneficially owned by it, (ii) amend its Articles of Incorporation or Bylaws or similar organizational documents; or (iii) split, combine or reclassify the outstanding shares of Common Stock or any outstanding capital stock of any of the subsidiaries of the Company;

        (c) neither the Company nor any of its subsidiaries would (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its subsidiaries, other than shares reserved for issuance on the date of the Merger Agreement pursuant to the exercise of Options outstanding on the date of the Merger Agreement ; (iii) transfer, lease, license, sell or dispose of any assets, or incur any indebtedness or other liability other than in the ordinary course of business, or mortgage, pledge or encumber any assets or modify any indebtedness; or (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

        (d) neither the Company nor any of its subsidiaries would (i) grant any increase in the compensation payable to its executive officers or (ii) adopt any new, or amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (iii) enter into any employment or severance agreement with or, except in accordance with the existing written policies of the Company, grant any severance or termination pay to any officer, director or employee of the Company or any of its subsidiaries;

        (e) neither the Company nor any of its subsidiaries would permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Dover;

        (f) neither the Company nor any of its subsidiaries would enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business;

        (g) neither the Company nor any of its subsidiaries would change any of the accounting methods used by it unless required by generally accepted accounting principles ("GAAP"), neither the Company nor any of its subsidiaries would make any material Tax election, change any material Tax election already made, adopt any material Tax accounting method, change any material Tax accounting method unless required by GAAP, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment; and

        (h) neither the Company nor any of its subsidiaries would enter into any agreement with respect to the foregoing or take any action with the intent of causing any of the conditions to the Offer not to be satisfied.

    NO SOLICITATION. Pursuant to the Merger Agreement, the Company has agreed that neither the Company nor any of its subsidiaries will (and the Company and its subsidiaries will cause their respective officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Dover or any of its affiliates or representatives) concerning any proposal or offer to acquire all or a substantial part of the business and properties of the Company or any of its subsidiaries or any capital stock of the Company or any of its subsidiaries, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving the Company or any subsidiary, division or operating or principal business unit of the Company (an "ACQUISITION PROPOSAL"), except that the Merger Agreement does not prohibit the Company or the Board from (i) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or
(ii) making such disclosure to the Company's stockholders as, in the good faith judgment of the Board, after receiving advice from outside counsel, is required under applicable law; provided that, except as permitted under the Merger Agreement, neither the Board nor any committee thereof will (x) approve or recommend or propose to approve or recommend any Acquisition Proposal, (y) enter into any agreement with respect to any Acquisition Proposal, or (z) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Dover or DTI, the approval or recommendation by the Board or by any such committee of the Offer, the Merger Agreement or the Merger. The Company has also agreed to cease any existing activities, discussions or negotiations with any parties conducted prior to the date of the Merger Agreement with respect to any of the foregoing.

    The Merger Agreement provided that notwithstanding the foregoing, prior to the acceptance of shares pursuant to the Offer constituting the Minimum Condition, the Company could furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements, and could negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal if (x) such entity or group had on an unsolicited basis submitted a bona fide written proposal to the Company relating to any such transaction which the Board determined in good faith, after receiving advice from Scott-Macon Securities, Inc. or a nationally recognized investment banking firm, represented a superior transaction to the Offer and the Merger and which the Board determined in good faith could be fully financed and
(y) in the opinion of the Board, only after receipt of advice from outside legal counsel to the Company, the failure to provide such information or access or to engage in such discussions or negotiations could reasonably be expected to cause the Board to violate its fiduciary duties to the Company's stockholders under applicable law (an Acquisition Proposal which satisfies clauses (x) and (y) being referred to herein as a "SUPERIOR PROPOSAL"). The Company would within one business day following receipt of a Superior Proposal notify Dover of the receipt of the same and will promptly provide to Dover any material non-public information regarding the Company that has been provided to any other party which was not previously provided to Dover. At any time after two business days following notification to Dover of the Company's intent to do so (which notification would include the identity of the bidder and a complete summary of the material terms and conditions of the proposal) and if the Company has otherwise complied with the terms of the Merger Agreement, the Board could withdraw or modify its approval or recommendation of the Offer.

    In the event of a Superior Proposal which (i) was to be paid entirely in cash and (ii) is not subject to any financing condition or contingency, the Company could enter into an agreement with respect to the Superior Proposal no sooner than four days after giving Dover written notice of its intention to enter into such agreement; provided that DTI or Dover had not, prior to the expiration of the four-day period, advised the Company of its intention to raise the Merger Consideration to match the Superior Proposal. Upon expiration of the four-day period without such action by DTI or Dover, the Company could enter into an agreement with respect to the Superior Proposal (with the bidder and on terms no less favorable than those specified in such notification), provided that concurrently with entering into the agreement the Company paid or caused to be paid to Dover an amount equal to the greater of $750,000, or an amount equal to Dover's actual, reasonable and reasonably documented out-of-pocket fees and expenses incurred by Dover and DTI in connection with the Offer, the Merger, the Merger Agreement, the consummation of the transactions contemplated under the Merger Agreement and the financing therefor, provided that in no event will the Company be obligated to pay any such fees and expenses in excess of $1,000,000. The Company did not receive any Superior Proposals prior to acceptance and payment of the shares by Dover and DTI which were tendered in the Offer.

    INDEMNIFICATION. The Merger Agreement provides that for six years after the Effective Time, Dover and the surviving corporation (or any successor to the surviving corporation) agree jointly to indemnify, defend and hold harmless the present and former officers and directors of the Company and its subsidiaries, and persons who become any of the foregoing prior to the Effective Time against all losses, claims, damages, liabilities, costs, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of Dover or the surviving corporation which consent may not unreasonably be withheld)) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permissible under applicable Massachusetts law, the terms of the Company's Articles of Incorporation or the Bylaws, as in effect at the date of the Merger Agreement, provided that, in the event any claim or claims are asserted or made within the six-year period, all rights to indemnification in respect of any such claims will continue until they are disposed of.

    REPRESENTATIONS & WARRANTIES. The Company has made customary representations and warranties to Dover and DTI pursuant to the Merger Agreement with respect to, among other things, its organization, capitalization, financial statements, public filings, conduct of business, employee benefit plans, intellectual property, employment matters, compliance with laws, tax matters, litigation, environmental matters, the vote required to approve the Merger Agreement, undisclosed liabilities, information in the proxy or information statement, and the absence of any material adverse effect on the Company since December 31, 1996.

    TERMINATION; FEES. The Merger Agreement may be terminated and the transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof

        (a) by the mutual written consent of Dover and the Company; or

        (b) by either of the Company or Dover: (i) if (x) the Offer had expired without any shares of Common Stock being purchased or (y) DTI has not accepted for payment all shares tendered pursuant to the Offer by November 17, 1997; provided, however, that the right to terminate the Merger Agreement would not have been available to any party whose failure to fulfill any obligation under the Merger Agreement had been the cause of, or resulted in, the failure of Dover or DTI, as the case may be, to purchase the shares pursuant to the Offer on or prior to such date; or(ii) if any Governmental Entity had issued an order, decree or ruling or takes any other action (which order, decree, ruling or other action the parties are obliged to use their reasonable efforts to lift), which permanently restrained, enjoined or otherwise prohibited the acceptance for payment of, or payment for, shares pursuant to the Offer or the Merger and the order, decree, ruling or other action becomes final and non-appealable; or

        (c) by the Company (i) if Dover, DTI or any of their affiliates had failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided, that the Company could not have terminated the Merger Agreement if the Company was at the time in breach of its obligations under the Merger Agreement such as to cause a material adverse effect on the Company; or (ii) if Dover or DTI have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach cannot be or has not been cured, in all material respects, within 30 days after the giving of written notice to Dover or DTI, as applicable; or (iii) in connection with entering into a definitive agreement in accordance with a Superior Proposal, provided it had complied with all provisions of the Merger Agreement, including the notice provisions, and that it made simultaneous payment of an amount equal to the greater of $750,000 or an amount equal to Dover's actual, reasonable and reasonably documented out-of-pocket fees and expenses incurred by Dover and DTI in connection with the Offer, the Merger, the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement and the financing therefor, provided that in no event would the Company have been obligated to pay any such fees and expenses in excess of $1,000,000; or

        (d) by Dover (i) if, due to an occurrence, not involving a breach by Dover or DTI of their obligations under the Merger Agreement, which made it impossible to satisfy any of the conditions to the Offer set forth in
    Section 14 of the Offer to Purchase, Dover, DTI, or any of their affiliates failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; (ii) if prior to the purchase of shares pursuant to the Offer, the Company had breached any representation, warranty, covenant or other agreement contained in the Merger Agreement which (A) would have given rise to the failure of a condition set forth in paragraph (f) or (g) of Section 14 of the Offer to Purchase and (B) could not have been cured, in all material respects, within 30 days after the giving of written notice to the Company; or (iii) upon the occurrence of any event set forth in paragraph (e) of Section 14 of the Offer to Purchase.

    In accordance with the Merger Agreement, if (1) Dover had terminated the Merger Agreement pursuant to clause (d)(iii) of the immediately preceding paragraph (regarding withdrawal of approval of the Offer or the Merger Agreement in connection with an Acquisition Proposal), (2) the Company had terminated the Merger Agreement pursuant to clause (c)(iii) of the immediately preceding paragraph, or (3) either the Company or Dover had terminated the Merger Agreement pursuant to clause (b)(i) of the immediately preceding paragraph and prior thereto there shall have been publicly announced another Acquisition Proposal or an event set forth in paragraph (h) of Section 14 of the Offer to Purchase has occurred, the Company would have paid to Dover an amount equal to the greater of $750,000 or an amount equal to Dover's actual, reasonable and reasonably documented out-of-pocket fees and expenses incurred by Dover and DTI in connection with the Offer, the Merger, the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement and the financing therefor, provided that in no event would the Company have been obligated to pay any such fees and expenses in excess of $1,000,000.

    The Merger Agreement also provided that if the Company had terminated the Merger Agreement pursuant to (1) clause (b), or (2) clause (c)(i) , or if the Company terminates the Merger Agreement pursuant to clause (c)(ii) of the immediately preceding paragraph, then Dover would pay to the Company an amount equal to the Company's reasonable legal fees and expenses incurred, as of the date of the termination, with respect to Merger Agreement and the transactions contemplated in it.

                       STOCKHOLDERS' RIGHTS OF APPRAISAL

    Stockholders of the Company who do not vote in favor of adoption of the Merger Agreement have the right to seek payment in cash of the fair value of their shares of Common Stock by complying with Sections 86 to 98, inclusive, of Chapter 156B of the MBCL ("Sections 86-98").

    The following discussion is not a complete statement of the law pertaining to appraisal rights under the MBCL, and is qualified in its entirety by the full text of Sections 86-98, which are provided in their entirety as Annex III to this Information Statement. All references in Sections 86-98 and in this summary to a "stockholder" are to the record holder of the shares of Common Stock as to which appraisal rights are asserted.

    If the Merger Agreement is approved by the stockholders at the Special Meeting and the Merger is consummated, any stockholder (1) who files with the Company, before the taking of the vote on the approval of such action, a written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the Company, within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. The Company and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in Sections 86-98.

    Therefore, under the MBCL, a stockholder wishing to exercise his appraisal rights (1) must not vote in favor of adoption of the Merger Agreement, (2) must deliver to the Company prior to the vote on the Merger Agreement at the Special Meeting a written objection to the proposed action stating that he intends to demand payment for his shares of Common Stock if the action is taken, and (3) within twenty (20) days after the date of mailing to him of notice in writing that the Merger has become effective, must demand in writing from the Company, payment for his shares of Common Stock. Within ten (10) days after the Effective Time, the Company will notify each stockholder who has properly filed written objection and who did not vote in favor of adoption of the Merger Agreement that the Merger has become effective. The stockholder must be the record holder of such shares of Common Stock on the date the written objection is made and must continue to hold such shares of Common Stock of record until the Effective Time. Accordingly, a stockholder who is the record holder of shares of Common Stock on the date the written demand for appraisal is made, but who thereafter transfers such shares of Common Stock prior to the Effective Time, will lose any right to appraisal in respect of such shares of Common Stock.

    In accordance with the MBCL, if the Company and any stockholders who properly perfect their appraisal rights fail to agree on the value of the share(s) of Common Stock, either any such stockholder or the Company may file a bill in equity to petition the Superior Court in the county where the Company has its principal office in the Commonwealth Of Massachusetts to determine the value of the share(s) of Common Stock. The Company has not made any determination at this time as to whether it would file such a bill in equity. Therefore, if the Company and any objecting stockholder fail to agree on the value of the stock, the stockholder may be required to file a bill in equity in accordance with Sections 86-98, inclusive, of the MBCL for the action to proceed.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The receipt of the Merger Consideration for shares pursuant to the Offer or the Merger will be a taxable transaction for U.S. federal income tax purposes and also may be a taxable transaction under state, local or foreign tax laws. In general, a stockholder who tenders shares in the Offer or receives cash in exchange for shares in the Merger will recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the stockholder's tax basis in the shares sold. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same time and price) exchanged pursuant to the Offer or the Merger. Such gain or loss generally will be capital gain or loss if the shares disposed of were held as capital assets by the stockholder, and will be long-term capital gain or loss if the shares disposed of were held for more than one year at the date of sale.

    A stockholder who perfects such stockholder's dissenter's rights, if any, under Sections 86-98 of the MBCL probably will recognize gain or loss at the Effective Time in an amount equal to the difference between the "amount realized" and such stockholder's adjusted tax basis of such shares. For this purpose, although there is no authority to this effect directly on point, the amount realized generally should equal the trading value per share of the shares at the Effective Time. Ordinary interest income and/or capital gain (or capital loss, assuming that the shares were held as capital assets) should be recognized by such stockholder at the time of actual receipt of payment, to the extent that such payment exceeds (or is less than) the amount realized at the Effective Time.

    The foregoing summary constitutes a general description of certain U.S. federal income tax consequences of the Offer and the Merger without regard to the particular facts and circumstances of each stockholder of the Company and is based on the provisions of the Internal Revenue Code of 1986, as amended, Treasury Department Regulations issued pursuant thereto and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Special tax consequences not described herein may be applicable to certain stockholders subject to special tax treatment (including, but not limited to, insurance companies, tax-exempt organizations, financial institutions or broker dealers, foreign stockholders and stockholders who have acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation). ALL STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO SPECIFIC TAX EFFECTS APPLICABLE TO THEM IN CONNECTION WITH THE MERGER AND RECEIPT OF THE MERGER CONSIDERATION, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND ANY STATE, LOCAL AND FOREIGN TAX LAWS.

              MARKET PRICE OF THE COMMON STOCK AND DIVIDEND POLICY

    The Common Stock is traded on the AMEX under the symbol VTC. On September 2, 1997, the last full trading day prior to the public announcement of DTI's intention to commence the Offer, the last reported sales price of the Common Stock on the AMEX was $1.375 per share. The Company has never declared or paid any cash dividends on its capital stock.

                        REGULATORY FILINGS AND APPROVAL

    The Company is not aware of any governmental or regulatory requirements for consummation of the Merger other than compliance with the HSR Act and applicable state corporate laws and federal and state securities laws. The waiting period under the HSR Act expired on September 26, 1997.

                              ACCOUNTING TREATMENT

    It is expected that the Merger will be accounted for as a "purchase" transaction in accordance with GAAP.

                               CHANGE OF CONTROL

    There has been a change in control of the Company since the beginning of its last fiscal year. DTI has acquired control of the Company through a cash tender offer by acquiring 80.6% or 7,943,291 of the outstanding shares of the Company at $1.90 per share, net to the seller in cash. Funds were used from internal cash flow to purchase the shares for a total consideration of $15,092,252.90. Beneficial ownership of more than five (5%) as of the date hereof is as follows:

(1) TITLE OF                 (2) NAME AND ADDRESS OF                 (3) AMOUNT AND NATURE       (4) PERCENT OF
  CLASS                          BENEFICIAL OWNER                   OF BENEFICIAL OWNERSHIP           CLASS
---------------  ------------------------------------------------  --------------------------  -------------------

       Common    DTI Intermediate, Inc.
                 One Marine Midland Plaza
                 East Tower, Sixth Floor                           7,943,291
                 Binghamton, NY 13901                              direct                               80.6%

       Common    Dover Technologies International, Inc.
                 One Marine Midland Plaza                          7,943,291
                 East Tower, Sixth Floor                           indirect as direct owner
                 Binghamton, NY 13901                              of DTI                               80.6%

       Common    Dover Corporation                                 7,943,291
                 280 Park Avenue                                   indirect as ultimate
                 New York, NY 10017                                parent of DTI                        80.6%

    DTI was organized solely for the purpose of acquiring the Company and has conducted no activities unrelated to such purpose since its organization. DTI is a wholly owned direct subsidiary of Dover. Dover is a high technology corporation with subsidiaries in the fields of electronic components, automated assembly equipment for printed circuit boards, spring probes and test equipment and fixtures for printed circuit boards, among other things. Dover has a subsidiary, Soltec International, B.V. which manufactures automated soldering equipment for printed circuit boards which will be complemented by the acquisition of the Company.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS MANAGEMENT

    The following table sets forth certain information as of September 30, 1997 with respect to the beneficial ownership of the Company's Common Stock by each director, certain executive officers; all directors and executive officers as a group; and, at September 30, 1997 as to each person believed to be a beneficial owner of 5% or more of the Common Stock. All information with respect to ownership has been furnished by the respective directors, officers and 5% owners.

    The numbers and percentages assume for each person or group listed, the exercise of all stock options, warrants or conversion privileges held by such person or group that are exercisable within 60 days of September 30, 1997 in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, but not the exercise thereof by any other person listed.

                                                                                NUMBER OF SHARES
                                                                                  BENEFICIALLY         PERCENT OF
NAME (1)                                                                              OWNED               CLASS
------------------------------------------------------------------------------  -----------------  -------------------
James J. Manfield, Jr. (1)....................................................        540,244(2)              5.4%
David R. A. Steadman..........................................................        102,500(3)                *
Allen H. Keough...............................................................         30,000(4)                *
James R. Kanely...............................................................          4,000(5)                *
Albert J. Chanasyk............................................................         43,000(5)                *
All directors and executive officers as a group (7 persons)...................        724,744(6)              7.2%

------------------------

*   Denotes less than 1% of class.

(1) Mr. Manfield's address is the address of the Company set forth on the first page of this Information Statement.

(2) Of these shares, 207,518 are owned by members of Mr. Manfield's family and 100,000 are purchasable within 60 days of September 30, 1997 under outstanding stock options.

(3) Of these shares, 51,500 are purchasable within 60 days of September 30, 1997 under outstanding stock options.

(4) Of these shares, 18,000 are purchasable within 60 days of September 30, 1997 under outstanding stock options.

(5) These shares are purchasable within 60 days of September 30, 1997 under outstanding stock options.

(6) Of these shares, 216,500 are purchasable within 60 days of September 30, 1997 under outstanding stock options.

    As of the date of this Information Statement the Company has advised that Mr. Manfield tendered any shares of Common Stock owned by him pursuant to the Offer. As a result, the only 57 holder of Common Stock of the Company as of the date hereof is DTI. See "Change of Control."

                   INTEREST OF CERTAIN PERSONS IN THE MERGER

    JAMES J. MANFIELD, JR. In March 1995, the Company renewed its March 2, 1992 employment agreement with James J. Manfield, Jr. for a one-year period. The agreement is automatically renewed for additional one-year periods unless terminated by the Company on notice given 90 days prior to the end of a twelve-month period, in which event the Company will continue to pay him his then current salary for a period of 12 months. If termination of his employment is by the Company without cause or for disability, payment of salary is to continue for a period of (i) 12 months if the termination occurs before a "Change in Control" or an "Approved Change in Control" or after an Approved Change in Control; (ii) 24 months if the termination occurs after a Change in Control; (iii) 24 months if Mr. Manfield resigns his employment after a Change in Control because his duties, responsibilities or conditions of employment are materially reduced or because of a breach of his employment agreement by the Company; or (iv) six months if after an Approved Change in Control, his duties, responsibilities or conditions of employment are materially reduced, and if he has not obtained employment within the first six months, up to an additional six months or until he finds employment, whichever occurs first. The agreement provides for payment by the Company of a minimum annual base salary of $140,000.

    A Change in Control is defined as a circumstance in which control (as defined in the securities laws) of the Company has changed or the acquisition by a person or entity of 50% or more of the voting power of the Company; or if the persons who constitute a majority of the Board of Directors at the time the agreement was executed no longer represent such majority other than by reason of nominations made by such majority. An Approved Change in Control means a Change in Control that is approved by such majority. The Change in Control that will result from the consummation of the Offer and the Merger would constitute an Approved Change in Control of the Company.

    Mr. Manfield currently holds five-year non-qualified stock options granted to him in each of December 1992, 1993 and 1994 to purchase in the aggregate 125,000 shares of Common Stock at prices ranging from $0.56 to $1.31 per share. The option shares become subject to purchase in installments of 20% of the shares on the grant date and on each of the subsequent four anniversaries of the grant date.

    On September 3, 1997, Mr. Manfield and Dover entered into an employment arrangement to come into effect only upon the Effective Time of the Merger. It provides for the employment of Mr. Manfield at his current annual salary of $157,000 for a period of two years to assist the President of Soltec International, N.V , a subsidiary of Dover, which is in the same business as the Company ("Soltec"), in the transition and consolidation of the two businesses. Under the arrangement, Mr. Manfield is eligible for an increase in salary in early 1998 commensurate with salary increases given to other senior executives of the consolidated entities if he is then still engaged in the consolidation process. The arrangement also provides for the payment to Mr. Manfield of a bonus for the nine months ended September 30, 1997 pursuant to the Company's current bonus plan and a bonus in January 1999 of $50,000 provided that he has not actively hindered the transition and consolidation process. If the transition and consolidation process is completed prior to the expiration of the two-year period of the arrangement, Mr. Manfield will be free to pursue other interests, but for the balance of the two-year period will continue to receive his salary and, unless and until he commences full-time employment, his current health, retirement, disability, life insurance, vacation, automobile and other benefits in accordance with the policies and practices established by the Company/Soltec.

    On October 23, 1997, the new Board of Directors of the Company, composed of three Dover designees and Mr. Manfield, relieved Mr. Manfield of his duties under the employment arrangement with Dover to provide services during the transition period after the Effective Time, although Mr. Manfield will continue to receive the salary contemplated thereby for the applicable two year period.

    ALBERT J. CHANASYK. Mr. Chanasyk, Vice President of Research and Development, currently holds six-year stock options to purchase Common Stock granted to him in December 1995 and December 1996 to purchase 30,000 shares at $2.37 per share and 10,000 shares at $1.00, respectively.

    DANIEL J. SULLIVAN. Mr. Sullivan, Vice President-Controller and Clerk of the Company, entered into an employment agreement with the Company dated as of January 1, 1995. The agreement provides for an initial term of one year and automatic annual renewals thereafter unless the Company gives Mr. Sullivan at least notice of non-renewal at least ninety days prior to the expiration of the initial term or any annual renewal term. In the event of a non-renewal, the Company is obligated to pay him his then current salary for three months after the end of the term or a renewal term, as the case may be. The agreement provides for the payment of a minimum salary of $67,500. In the event that the Company terminates his employment without cause, it is obligated to continue to pay him his then current salary for three months unless termination occurs after a Change in Control (which is not an Approved change in Control), in which event the Company is obligated to continue to pay him his salary for an additional six months. Mr. Sullivan may resign his employment if his duties, responsibilities or conditions of employment are materially reduced or because of a breach of his employment agreement by the Company. If he does so, the Company is obligated to continue to pay him his then current salary for a period of twelve months if the resignation occurs after a Change in Control or for three months and up to an additional three months or until he finds employment (whichever occurs first) if such resignation occurs after an Approved Change in Control. See the description of Mr. Manfield's employment agreement, above, for the meaning of "Change in Control" and "Approved Change in Control."

    Mr. Sullivan also participates in the Company's health and other benefit plans and at the discretion of the Chief Executive Officer and the Board of Directors in a bonus plan.

    Mr. Sullivan currently holds a six-year incentive stock option granted to him in August 1997 to purchase 25,000 shares of Common Stock at a price of $1.09 per share. The option shares become subject to purchase in installments of 20% of the shares on each of the first five anniversaries of the grant date. The option replaced several options that had expired at the time Mr. Sullivan rejoined the Company after a short hiatus.

    THOMAS F. NASH. The Company entered into an employment agreement with Mr. Nash as of October 15, 1996 providing for employment through November 4, 1998 pursuant to which he is to serve as Vice President-Sales and Marketing. At the expiration of the agreement, his employment is to continue on a month to month basis. His salary under the agreement is $110,000 per year, he is entitled to participate in the Company's health and other benefit plans and to participate in a bonus plan at the discretion of the Chief Executive Officer and the Compensation Committee of the Board of Directors. The severance arrangements for Mr. Nash are the same as those described above to which Mr. Sullivan is entitled.

    Mr. Nash currently holds a six-year incentive stock option granted to him in November 1996 to purchase 25,000 shares of Common Stock at a price of $1.09 per share. The option shares become subject to purchase in installments of 20% of the shares on each of the first five anniversaries of the grant date.

    NON-EMPLOYEE DIRECTORS. The three non-employee directors of the Company who resigned on October 23, 1997 hold non-qualified stock options to purchase shares of Common Stock granted during the period from December 1992 through December 1994, as follows: James R. Kanely, 20,000 at $2.34 per share; Allen H. Keough, 30,000 shares at $1.31 per share; and David R. A. Steadman, 65,000 shares in the aggregate at prices ranging from $0.56 to $1.31 per share. The options have a duration of five to six years and vest over the first five years of the option in equal installments.

    PAYMENT OF THE OPTION SPREAD. Pursuant to the Company's option agreements, all unvested options vested upon the change in control of the Company that occurred when Dover purchased the shares tendered in the Offer on or about October 13, 1997. Pursuant to the Merger Agreement, upon the consummation of the Merger, all officers, directors and employees, including those mentioned above, will receive a cash payment equal to the difference, if any, between the Merger Consideration and his or her option exercise price per share multiplied by the number of shares then subject to the option.

    BONUS PLAN. Dover has agreed to honor the Company's 1997 discretionary bonus plan in accordance with the Company's past practice in which a bonus pool of 15% of pre-tax profits is allocated 75% for the grant of bonuses to senior management and 25% for the grant of bonuses to other employees (other than members of the sales organization). The bonus pool will be computed for the period from the beginning of the current year through September 30, 1997. Dover has also agreed to honor the Company's existing severance policies with respect to any employee whose employment is terminated as a result of the Merger.

                  CERTAIN INFORMATION CONCERNING DTI AND DOVER

    DTI. DTI, a Delaware corporation and a direct wholly owned subsidiary of Dover, recently was organized for the purpose of effecting the Merger and has not carried on any activities except in connection with the Offer and the Merger. The principal executive offices of DTI are located at One Marine Midland Plaza, East Tower, Sixth Floor, Binghamton, New York 13901. All the outstanding capital stock of DTI is owned by Dover.

    DOVER. Dover, a Delaware corporation, is a wholly owned indirect subsidiary of Dover Corporation, a publicly traded company listed on the New York Stock Exchange under the symbol "DOV." Dover is a high technology corporation with subsidiaries in the fields of electronic components, automated assembly equipment for printed circuit boards, spring probes and test equipment and fixtures for printed circuit boards, among other things. The principal executive offices of Dover are located at One Marine Midland Plaza, East Tower, Sixth Floor, Binghamton, New York 13901.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    A representative of Coopers & Lybrand L.L.P. is expected to be present at the Special Meeting to make a statement if he wishes to do so and to respond to appropriate questions.

                           INCORPORATION BY REFERENCE

    The following documents previously filed with the Commission by the Company and Dover pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Information Statement:
(1) the Solicitation/Recommendation Statement on Schedule 14D-9 filed by the Company on September 9, 1997, as amended on October 6, 1997; (2) the Tender Offer Statement on Schedule 14D-1 filed by Dover, DTI and Dover Corporation on September 9, 1997, as amended on October 6, 1997; (3) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1997; and (4) the Quarterly Reports on Form 10-Q of the Company for the fiscal quarters ended March 31, 1997 and June 30, 1997

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Information Statement and to be a part hereof from the dates of filing such documents or reports. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

    THIS INFORMATION STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN CERTAIN EXHIBIT TO DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A COPY OF THIS INFORMATION STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST, IN THE CASE OF COMPANY DOCUMENTS, TO VITRONICS CORPORATION, 1 FORBES ROAD, NEWMARKET, NEW HAMPSHIRE 03857, ATTENTION: DANIEL J. SULLIVAN, CLERK, TELEPHONE NUMBER
(603) 659-6550, AND, IN THE CASE OF DOVER, TO DOVER TECHNOLOGIES INTERNATIONAL, INC., ONE MARINE MIDLAND PLAZA, EAST TOWER, SIXTH FLOOR, BINGHAMTON, NEW YORK 13901, ATTENTION: ROBERT A. LIVINGSTON, VICE PRESIDENT, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER, TELEPHONE NUMBER (607) 773-2290.

                    OTHER MATTERS TO COME BEFORE THE MEETING

    No other matters are intended to be brought before the Special Meeting by the Company nor does the Company know of any matters that are expected to be brought properly before the Special Meeting by others.

                                          By Order of the Board of Directors,
                                          Daniel J. Sullivan
                                          CLERK

Newmarket, New Hampshire

November 10, 1997

ANNEX I--AGREEMENT AND PLAN OF MERGER

ANNEX II--OPINION OF SCOTT-MACON

ANNEX III--APPRAISAL RIGHTS UNDER MASSACHUSETTS LAW

                                                                         ANNEX I

                            AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                    DOVER TECHNOLOGIES INTERNATIONAL, INC.,
                             DTI INTERMEDIATE, INC.
                                      AND
                             VITRONICS CORPORATION
                                  DATED AS OF
                               SEPTEMBER 3, 1997

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----

                                                         ARTICLE I
                                                   THE OFFER AND MERGER
Section 1.1     The Offer..................................................................................           1
Section 1.2     Company Actions............................................................................           5
Section 1.3     Directors..................................................................................           7
Section 1.4     The Merger.................................................................................           9
Section 1.5     Effective Time.............................................................................          10
Section 1.6     Closing....................................................................................          11
Section 1.7     Directors and Officers of the Surviving Corporation........................................          11
Section 1.8     Shareholders' Meeting......................................................................          11
Section 1.9     Merger Without Meeting of Shareholders.....................................................          13

                                                        ARTICLE II
                                                 CONVERSION OF SECURITIES
Section 2.1     Conversion of Capital Stock................................................................          13
Section 2.2     Exchange of Certificates...................................................................          14
Section 2.3     Dissenters' Rights.........................................................................          16
Section 2.4     Options....................................................................................          17

                                                        ARTICLE III
                                                    REPRESENTATIONS AND
                                                 WARRANTIES OF THE COMPANY
Section 3.1     Organization...............................................................................          18
Section 3.2     Capitalization.............................................................................          19
Section 3.3     Authorization; Validity of Agreement; Company Action.......................................          21
Section 3.4     Consents and Approvals; No Violations......................................................          21
Section 3.5     SEC Reports and Financial Statements.......................................................          22
Section 3.6     Absence of Certain Changes.................................................................          23
Section 3.7     No Undisclosed Liabilities.................................................................          24
Section 3.8     Litigation.................................................................................          24
Section 3.9     Employee Benefit Plans.....................................................................          24
Section 3.10    Tax Matters; Government Benefits...........................................................          27
Section 3.11    Intellectual Property......................................................................          31
Section 3.12    Employment Matters.........................................................................          32
Section 3.13    Compliance with Laws.......................................................................          32
Section 3.14    Vote Required..............................................................................          33
Section 3.15    Environmental Laws.........................................................................          33
Section 3.16    Information in Proxy Statement.............................................................          35
Section 3.17    Opinion of Financial Advisor...............................................................          36
Section 3.18    Brokers or Finders.........................................................................          36

                                                        ARTICLE IV
                                              REPRESENTATIONS AND WARRANTIES
                                                OF PARENT AND THE PURCHASER
Section 4.1     Organization...............................................................................          37
Section 4.2     Authorization; Validity of Agreement; Necessary Action.....................................          37
Section 4.3     Consents and Approvals; No Violations......................................................          38
Section 4.4     Information in Proxy Statement.............................................................          38

                                                                                                                PAGE
                                                                                                                -----
Section 4.5     Financing..................................................................................          39

                                                         ARTICLE V
                                                         COVENANTS
Section 5.1     Interim Operations of the Company..........................................................          39
Section 5.2     Access; Confidentiality....................................................................          41
Section 5.3     Consents and Approvals.....................................................................          42
Section 5.4     No Solicitation............................................................................          43
Section 5.5     Additional Agreements......................................................................          46
Section 5.6     Publicity..................................................................................          46
Section 5.7     Notification of Certain Matters............................................................          47
Section 5.8     Directors' and Officers' Indemnification...................................................          47
Section 5.9     Purchaser Compliance.......................................................................          48

                                                        ARTICLE VI
                                                 CONDITIONS TO THE MERGER
Section 6.1     Conditions to Each Party's Obligation to Effect the Merger.................................          48
Section 6.2     Condition to Parent's and the Purchaser's Obligations to Effect the Merger.................          49

                                                        ARTICLE VII
                                                        TERMINATION
Section 7.1     Termination................................................................................          49
Section 7.2     Effect of Termination......................................................................          51

                                                       ARTICLE VIII
                                                       MISCELLANEOUS
Section 8.1     Fees and Expenses..........................................................................          52
Section 8.2     Amendment and Modification.................................................................          53
Section 8.3     Non-survival of Representations and Warranties.............................................          54
Section 8.4     Notices....................................................................................          54
Section 8.5     Interpretation.............................................................................          55
Section 8.6     Counterparts...............................................................................          55
Section 8.7     Entire Agreement; No Third Party Beneficiaries.............................................          56
Section 8.8     Severability...............................................................................          56
Section 8.9     Governing Law..............................................................................          56
Section 8.10    Assignment.................................................................................          56

ANNEX A         Conditions of the Offer....................................................................         A-1

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this "Agreement"), dated as of September 3, 1997, by and among Dover Technologies International, Inc., a Delaware corporation ("Parent"), DTI Intermediate, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and Vitronics Corporation, a Massachusetts corporation (the "Company").

    WHEREAS, the Board of Directors of each of Parent, the Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective shareholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                              THE OFFER AND MERGER

    SECTION 1.1 THE OFFER.

    (a) As promptly as practicable (but in no event later than five business days after the public announcement of the execution hereof), the Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) a tender offer (the "Offer") for all of the outstanding shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of the Company at a price of $1.90 per Share, net to the seller in cash (such price, or any such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), subject to (i) there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of Shares which represents at least sixty-six and two-thirds percent (66 2/3%) of the Shares outstanding on a fully diluted basis (the "Minimum Condition") and (ii) the other conditions set forth in Annex A hereto, and shall consummate the Offer in accordance with its terms. As used herein, "fully diluted basis" takes into account issued and outstanding Shares and Shares subject to issuance under outstanding stock options and warrants. The obligations of the Purchaser to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the Minimum Condition and the other conditions set forth in Annex A hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement, the Minimum Condition and the other conditions set forth in Annex A hereto. The Purchaser shall not decrease the Offer Price or decrease the number of Shares sought, or amend any other condition of the Offer in any manner adverse to the holders of the Shares without the written consent of the Company; provided, however, that if on the initial scheduled expiration date of the Offer, which shall be twenty business days after the date the Offer is commenced, all conditions to the Offer shall not have been satisfied or waived, the Purchaser may, from time to time, in its sole discretion, extend the expiration date for one or more periods totaling not more than thirty business days. Notwithstanding the foregoing, the Purchaser may extend the initial expiration date or any extension thereof, as the Purchaser reasonably deems necessary to comply with any legal or regulatory requirements, including but not limited to, the termination or expiration of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Shares tendered as soon as it is legally permitted to do so under applicable law; provided, however, that if, immediately prior to the initial expiration date of the Offer (as it may be extended), the Shares tendered and not withdrawn pursuant to the Offer equal more than seventy-five percent (75%) of the outstanding Shares, but less than 90% of the outstanding Shares, the Purchaser may extend the Offer for a period not to exceed twenty business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer. Notwithstanding the foregoing, the Offer may not be extended beyond the date of termination of this Agreement pursuant to Article VII hereof.

                                     A-I-1
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    (b) As soon as practicable on the date the Offer is commenced, Parent and the Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1"). The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents"). Parent represents and warrants to the Company that the Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information furnished by the Company to Parent or the Purchaser, in writing, expressly for inclusion in the Offer Documents. The Company represents and warrants to Parent and the Purchaser that the information supplied by the Company to Parent or the Purchaser, in writing, expressly for inclusion in the Offer Documents and Parent represents and warrants to the Company that the information supplied by Parent or the Purchaser to the Company, in writing, expressly for inclusion in the Schedule 14D-9 (as hereinafter defined) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (c) Each of Parent and the Purchaser will take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and Parent will take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the opportunity to review the Schedule 14D-1 before it is filed with the SEC. In addition, Parent and the Purchaser will provide the Company and its counsel, in writing, with any comments, whether written or oral, Parent, the Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

    SECTION 1.2 COMPANY ACTIONS.

    (a) The Company hereby approves of and consents to the Offer and represents and warrants that its Board of Directors, at a meeting duly called and held, has
(i) unanimously determined that each of this Agreement, the Offer and the Merger (as defined in Section 1.4 hereof) are fair to and in the best interests of the shareholders of the Company, (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger (collectively, the "Transactions"), and such approval constitutes approval of the Offer, this Agreement and the Transactions, including the Merger, for purposes of Chapter 110F of the Massachusetts General Laws (the "MBCA"), such that, if applicable to the Company the provisions of the MBCA will not apply to the Transactions, and
(iii) resolved to recommend that the shareholders of the Company accept the Offer, tender their Shares thereunder to the Purchaser and approve and adopt this Agreement and the Merger; provided, that such recommendation may be withdrawn, modified or amended if, in the opinion of the Board of Directors, only after receipt of advice from outside legal counsel, failure to withdraw, modify or amend such recommendation would result in the Board of Directors violating its fiduciary duties to the Company's shareholders under applicable law. The Company represents and warrants that the actions set forth in this
Section 1.2(a) and all other actions it has taken in connection herewith are sufficient to render the relevant provisions of the MBCA and Chapter 110D of the Massachusetts General Laws inapplicable to the Offer and the Merger.

                                     A-I-2
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    (b) As soon as practicable on the date the Offer is commenced, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall, subject to the provisions of Section 5.4(b) hereof, contain the recommendation referred to in clause (iii) of Section 1.2(a) hereof. The Company represents and warrants to Parent and the Purchaser that the Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information furnished by Parent or the Purchaser, in writing, expressly for inclusion in the Schedule 14D-9. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, the Purchaser and their counsel, in writing, with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

    (c) In connection with the Offer, the Company will promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing, or computer file containing the names and addresses of all record holders of the Shares as of a recent date, and shall furnish the Purchaser with such additional information (including, but not limited to, updated lists of holders of the Shares and their addresses, mailing labels and lists of security positions) and assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares. Except for such steps as are necessary to disseminate the Offer Documents, Parent and the Purchaser shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer, and, if this Agreement is terminated, will upon request of the Company deliver or cause to be delivered to the Company all copies of such information then in its possession or the possession of its agents or representatives.

    SECTION 1.3 DIRECTORS.

    (a) Promptly upon the purchase of and payment for Shares by the Purchaser which represent at least a majority of the outstanding Shares, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the number of Shares so accepted for payment bears to the total number of Shares then outstanding. In furtherance thereof, the Company shall, upon the request of Parent, use its best reasonable efforts promptly either to increase the size of its Board of Directors, including amending the Bylaws of the Company if necessary to so increase the size of the Company's Board of Directors, or secure the resignations of such number of its incumbent directors, or both, as is necessary to enable Parent's designees to be so elected to the Company's Board of Directors, and shall take all actions available to the Company to cause Parent's designees to be so elected. At such time, the Company shall, if requested by Parent, also cause persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of

                                     A-I-3
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Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary (as defined in Section
3.1 hereof) of the Company and (iii) each committee (or similar body) of each such board.

    (b) The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder in order to fulfill its obligations under Section 1.3(a) hereof, including mailing to shareholders the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected to the Company's Board of Directors. Parent or the Purchaser shall supply the Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 1.3(b) are in addition to and shall not limit any rights which the Purchaser, Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

    (c) Following the election or appointment of the Purchaser's designees pursuant to this Section and prior to the earlier to occur of (i) the Effective Time or (ii) November 21, 1997, any amendment or termination of this Agreement, grant by the Company of any extension for the performance or waiver of the obligations or other acts of the Purchaser or Parent, waiver of the Company's rights hereunder, or action with respect to the Company's employee benefit plans or option agreements, shall require the concurrence of a majority of the Company's directors then in office who are directors on the date hereof, or are directors (other than directors designated by the Purchaser in accordance with this Section) designated by such directors to fill any vacancy ("Current Directors"). In addition, following the election or appointment of the Purchaser's designees pursuant to this Section and prior to the earlier to occur of (i) the Effective Time or (ii) November 21, 1997, none of Parent, the Purchaser or such designee shall cause the Company to take any action or fail to take any action that would cause or result in any obligation of the Company hereunder or any condition herein not being satisfied without the concurrence of a majority of the Company's directors then in office who are Current Directors. Prior to the earlier to occur of (i) the Effective Time or (ii) November 21, 1997, neither the Purchaser nor its designees shall remove any Current Director, except for cause, and the Purchaser agrees to cause its designees to vote for the election of any designee of the Current Directors to fill a vacancy created by any Current Director ceasing to be a director.

    SECTION 1.4 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, the Company and the Purchaser shall consummate a merger (the "Merger") as set forth below.

    (a) At the election of Parent, pursuant to the Merger (i) the Company shall be merged with and into the Purchaser and the separate corporate existence of the Company shall thereupon cease, (ii) the Purchaser shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Purchaser Surviving Corporation" or the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and (iii) all the rights, privileges, immunities, powers and franchises of the Company shall vest in the Purchaser Surviving Corporation and, except as otherwise provided for in this Agreement, all obligations, duties, debts and liabilities of the Company shall be the obligations, duties, debts and liabilities of the Purchaser Surviving Corporation; or

    (b) At the election of Parent, pursuant to the Merger (i) the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall cease, (ii) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Company Surviving Corporation" or the "Surviving Corporation") and shall continue to be governed by the laws of the Commonwealth of Massachusetts, and
(iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section 1.4(b).

                                     A-I-4
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    (c) The Articles of Incorporation of the Surviving Corporation shall be the
Articles of Incorporation of the Surviving Corporation immediately prior to the Effective Time, until thereafter amended as provided therein and under the Delaware or Massachusetts corporation law, as applicable. The Bylaws of the Surviving Corporation shall be the Bylaws of the Purchaser, as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and under the Delaware or Massachusetts corporation law, as applicable.

    SECTION 1.5 EFFECTIVE TIME. Parent, the Purchaser and the Company will cause a Certificate of Merger to be executed and filed on the Closing Date (as defined in Section 1.6 hereof) (or on such other date as Parent and the Company may agree) with the Secretary of State of Delaware and the Secretary of the Commonwealth of Massachusetts as provided by applicable law. The Merger shall become effective on the date on which the Certificate of Merger is duly filed with the Secretary of State of the state of incorporation of the Surviving Corporation or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

    SECTION 1.6 CLOSING. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof, or such other date as may be agreed to by the parties in writing (the "Closing Date"), at the offices of the Company at 1 Forbes Road, Newmarket Industrial Park, Newmarket, New Hampshire 03857 unless another place is agreed to in writing by the parties hereto.

    SECTION 1.7 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of the Purchaser at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the Bylaws of the Surviving Corporation.

    SECTION 1.8 SHAREHOLDERS' MEETING.

    (a) If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law and subject to the fiduciary duties of the Board of Directors:

        (i) duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting") as promptly as practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

        (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its best efforts
    (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to its shareholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and (y) to obtain the necessary approvals of the Merger and this Agreement by its shareholders; and

        (iii) include in the Proxy Statement the recommendation of the Board of Directors that shareholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

    (b) Parent shall vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other Subsidiaries and affiliates in favor of the approval of the Merger and the approval and adoption of this Agreement.

                                     A-I-5
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    SECTION 1.9 MERGER WITHOUT MEETING OF SHAREHOLDERS.  Notwithstanding Section
1.8 hereof, in the event that Parent, the Purchaser and any other Subsidiaries of Parent shall acquire in the aggregate at least 90% of the outstanding Shares of the Company, pursuant to the Offer or otherwise, the parties hereto shall, at the request of Parent and subject to Article VI hereof, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of shareholders of the Company, in accordance with Section 82 of the Massachusetts Business Corporation Law ("MBCL").

                                   ARTICLE II
                            CONVERSION OF SECURITIES

    SECTION 2.1 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or holders of common stock, par value $.01 per share, of the Purchaser (the "Purchaser Common Stock"):

    (a) THE PURCHASER COMMON STOCK. Each issued and outstanding share of the Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Company Surviving Corporation or shall remain outstanding and constitute one fully paid and non-assessable share of the Purchaser Surviving Corporation, as the case may be, and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

    (b) CANCELLATION OF TREASURY STOCK AND PARENT OWNED STOCK. All Shares that are owned by the Company as treasury stock and any Shares owned by Parent, the Purchaser or any other wholly owned Subsidiary of Parent shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

    (c) EXCHANGE OF SHARES. Each issued and outstanding Share (other than Shares to be canceled in accordance with Section 2.1(b) above and any Shares which are held by shareholders exercising appraisal rights pursuant to Sections 85-98 of the MBCL ("Dissenting Shareholders")) shall be converted into the right to receive the Offer Price, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.2 hereof. All such Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2 hereof, without interest, or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares as determined in accordance with the MBCL.

    SECTION 2.2 EXCHANGE OF CERTIFICATES.

    (a) PAYING AGENT. Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of the Shares in connection with the Merger (the "Paying Agent") to receive in trust the funds to which holders of the Shares shall become entitled pursuant to Section 2.1(c) above. Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted pursuant to Section 2.1 hereof into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the

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surrender of the Certificates in exchange for payment of the Merger
Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2.

    (c) TRANSFER BOOKS; NO FURTHER OWNERSHIP RIGHTS IN THE SHARES. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

    (d) TERMINATION OF FUND; NO LIABILITY. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which had not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    SECTION 2.3 DISSENTERS' RIGHTS. If any Dissenting Shareholder shall demand to be paid the fair value of such holder's Shares, as provided in Sections 85-98 of the MBCL, the Company shall give Parent notice thereof and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands to the extent permitted by the MBCL. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Shareholder shall thereupon be treated as though such Shares had been converted into the Merger Consideration pursuant to Section 2.1 hereof.

    SECTION 2.4 OPTIONS. At the Effective Time, each holder of a then outstanding option (collectively, the "Options") to purchase Shares granted by the Company, whether or not then exercisable, shall in settlement thereof, receive for each Share subject to such Option an amount (subject to any applicable withholding tax) in cash equal to the difference between the Offer Price and the per Share exercise price of such Option to the extent such difference is a positive number. Prior to the Effective Time, the Company shall use all commercially reasonable efforts to obtain all necessary consents or releases from holders of Options, to the extent required by the terms of the plans or agreements governing such Options, as the case may be, or pursuant to the terms of any Option granted thereunder, and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section 2.4 (except for

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such action that may require the approval of the Company's shareholders). The
Company shall take all action necessary to ensure that (i) the Company's 1995 Key Employees Stock Option Plan (the "Stock Option Plan") shall have been terminated as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary thereof, shall be canceled as of the Effective Time, and (ii) following the Effective Time, (a) no participant in any Stock Option Plan or other plans, programs or arrangements shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any Subsidiary thereof (except options to acquire approximately 96,000 Shares of the Company where the exercise price is higher than $1.90 per Share) and all such plans shall have been terminated, and (b) the Company will not be bound by any convertible security, option, warrant, right or agreement which would entitle any person to own any capital stock of the Company, the Surviving Corporation or any Subsidiary thereof.

                                  ARTICLE III
                              REPRESENTATIONS AND
                           WARRANTIES OF THE COMPANY

    Except as disclosed in the schedule attached to this Agreement setting forth exceptions to the Company's representations and warranties set forth herein (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and the Purchaser as set forth below (any matter disclosed in any Section hereof or in the Company Disclosure Schedule being deemed disclosed for purposes of all Sections hereof and all Sections of the Company Disclosure Schedule). The Company Disclosure Schedule will be arranged in sections corresponding to sections of this Agreement to be modified thereby.

    SECTION 3.1 ORGANIZATION. (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). As used in this Agreement, the term "Subsidiary" shall mean all corporations or other entities in which the Company or the Parent, as the case may be, owns a majority of the issued and outstanding capital stock or similar interests. As used in this Agreement, "Company Material Adverse Effect" with reference to any events, changes or effects, shall mean that such events, changes or effects are materially adverse to the Company and its Subsidiaries, taken as a whole.

    (b) The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Company Material Adverse Effect. The Company does not own any equity interest in any corporation or other entity other than its Subsidiaries.

    SECTION 3.2 CAPITALIZATION. (a) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $.01 per share. As of the date hereof, (i) 9,856,572 Shares are issued and outstanding, (ii) none of the Shares are issued and held in the treasury of the Company and (iii) 543,400 Shares are reserved for issuance upon the exercise of outstanding Options.
Section 3.2(a) of the Company Disclosure Schedule discloses the number of shares subject to each outstanding Option and the exercise price thereof. All the outstanding shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into

                                     A-I-8
securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except as set forth above and except for the transactions contemplated by this Agreement, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and
(iii) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company or of any Subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

    (b) All of the outstanding shares of capital stock of each of its Subsidiaries are owned beneficially and of record by the Company or one of its Subsidiaries, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all liens, charges, claims or encumbrances ("Encumbrances").

    (c) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

    SECTION 3.3 AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY ACTION. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been unanimously approved and duly authorized by its Board of Directors and no other corporate action on the part of the Company is necessary to authorize (i) the execution and delivery by the Company of this Agreement and
(ii) the consummation by it of the Transactions, except that consummation of the Merger may require approval of the Company's shareholders as contemplated by
Section 1.8 hereof. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and the Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights generally or by the availability of equitable remedies generally.

    SECTION 3.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act and the HSR Act, none of the execution, delivery or performance of this Agreement by the Company, the consummation of the Transactions or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation, the Bylaws or similar organizational documents of the Company or any of its Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (the "Company Agreements") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations,

                                     A-I-9
breaches or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate the Transactions. Section 3.4 of the Company Disclosure Schedule sets forth a list of all third party consents and approvals required to be obtained in connection with this Agreement under the Company Agreements prior to the consummation of the Transactions.

    SECTION 3.5 SEC REPORTS AND FINANCIAL STATEMENTS. The Company has filed with the SEC, and has heretofore made available to Parent, true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1994 under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. The financial statements of the Company included in the Company SEC Documents (the "Financial Statements") have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein.

    SECTION 3.6 ABSENCE OF CERTAIN CHANGES. Except as disclosed in Section 3.6 of the Company Disclosure Schedule or in the Company SEC Documents filed prior to the date hereof, since December 31, 1996, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course consistent with past practices and (i) there have not occurred any events or changes (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having, individually or in the aggregate, a Company Material Adverse Effect and (ii) the Company has not taken any action since December 31, 1996 which is prohibited under Section 5.1 hereof.

    SECTION 3.7 NO UNDISCLOSED LIABILITIES. Except (a) as disclosed in the Financial Statements and (b) for liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice since December 31, 1996, (ii) pursuant to the terms of this Agreement, (iii) as disclosed in
Section 3.7 of the Company Disclosure Schedule, or (iv) as disclosed in Section
3.8 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any material liabilities or material obligations of any nature, whether or not accrued, contingent or otherwise.

    SECTION 3.8 LITIGATION. Except as disclosed in Section 3.8 of the Company Disclosure Schedule, as of the date hereof, there are no suits, claims, actions, proceedings, including, without limitation, arbitration proceedings or alternative dispute resolution proceedings, or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any Governmental Entity that, either individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.

                                     A-I-10

    SECTION 3.9 EMPLOYEE BENEFIT PLANS.

    (a) Section 3.9(a) of the Company Disclosure Schedule contains a true and complete list of each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any Subsidiary (the "Plans"). Each of the Plans that is subject to section 302 or Title IV of ERISA or section 412 of the Internal Revenue Code of 1986, as amended (the "Code") is hereinafter referred to in this Section 3.9 as a "Title IV Plan." Neither the Company, any Subsidiary nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of the Company or any Subsidiary.

    (b) No liability under Title IV or section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due).

    (c) [Reserved.]

    (d) With respect to each Title IV Plan, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan did not exceed, as of its latest valuation date, the then current value of the assets of such Plan allocable to such accrued benefits.

    (e) No Title IV Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Title IV Plan a plan described in section 4063(a) of ERISA. Neither the Company nor any ERISA Affiliate has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in sections 4203 and 4205 of ERISA (or any liability resulting therefrom has been satisfied in full).

    (f) Each Plan has been operated and administered in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

    (g) Each Plan intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to the qualified status of such Plan under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, and nothing has occurred since the issuance of such letter which could reasonably be expected to cause the loss of the tax-qualified status of such Plan and the related trust maintained thereunder. Each Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

                                     A-I-11

    (h) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary).

    (i) Except as disclosed in Section 3.9(i) of the Company Disclosure Schedule or as set forth in Section 5.10 of this Agreement, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, except as expressly provided in Section 2.4 of this Agreement, (a) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (b) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

    (j) There are no pending, or to the knowledge of Company, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits) which could have a material adverse effect upon the Plans or have a Company Material Adverse Effect.

    SECTION 3.10 TAX MATTERS; GOVERNMENT BENEFITS.

    (a) Except as disclosed in Section 3.10(a) of the Company Disclosure Schedule, the Company and each of its Subsidiaries have duly filed (or there has been filed on its behalf) all Tax Returns (as hereinafter defined) that are required to be filed and have duly paid or caused to be duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) shown due on such Tax Returns. All such Tax Returns are correct and complete in all material respects and accurately reflect all liability for Taxes for the periods covered thereby. All Taxes owed and due by the Company and each of its Subsidiaries for results of operations through December 31, 1996 (whether or not shown on any Tax Return) have been paid or have been adequately reflected on the Company's balance sheet as of December 31, 1996 included in the Financial Statements (the "Balance Sheet"). Since December 31, 1996, the Company has not incurred liability for any Taxes other than in the ordinary course of business. Neither the Company nor any of its Subsidiaries has received written notice of any claim made by an authority in a jurisdiction where neither the Company nor any of its Subsidiaries file Tax Returns, that the Company is or may be subject to taxation by that jurisdiction.

    (b) Except as disclosed in Section 3.10(b) of the Company Disclosure Schedule, there are no liens for Taxes upon any property or assets of the Company or any of its Subsidiaries except for liens for Taxes not yet due.

    (c) The federal income Tax Returns of the Company and its Subsidiaries have been examined by the Internal Revenue Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including December 31, 1992, and, except as disclosed in Section 3.10(c) of the Company Disclosure Schedule, no deficiencies were asserted as a result of such examinations that have not been resolved or fully paid. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in any jurisdiction in respect of Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment or deficiency.

    (d) The deductibility of compensation paid by the Company or any of its Subsidiaries prior to the Effective Time will not be limited by Section 162(m) of the Code.

    (e) No federal, state, local or foreign audits, examinations or other administrative proceedings have been commenced or, to the Company's knowledge, are threatened with regard to any Taxes or Tax Returns of the Company or of any of its Subsidiaries. No written notification has been received by the Company or by any of its Subsidiaries that such an audit, examination or other proceeding is pending or threatened with

                                     A-I-12
respect to any Taxes due from or with respect to or attributable to the Company or any of its Subsidiaries or any Tax Return filed by or with respect to the Company or any of its Subsidiaries. To the Company's knowledge, there is no dispute or claim concerning any Tax liability of the Company, or any of its Subsidiaries either claimed or raised by any taxing authority in writing.

    (f) Except as set forth in the Company Disclosure Schedule, no power of attorney granted by either the Company or any of its Subsidiaries is currently in force.

    (g) Neither the Company nor any of its Subsidiaries is a party to any agreement, plan, contract or arrangement that could result, separately or in the aggregate, in a payment of any "excess parachute payments" within the meaning of section 280G of the Code.

    (h) Neither the Company nor any of its Subsidiaries has filed a consent pursuant to section 341(f) of the Code (or any predecessor provision) concerning collapsible corporations, or agreed to have section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

    (i) Neither the Company nor any of its Subsidiaries is a party to any tax sharing, tax indemnity or other agreement or arrangement with any entity not included in the Company's consolidated financial statements most recently filed by the Company with the SEC.

    (j) None of the Company or any of its Subsidiaries has been a member of any affiliated group within the meaning of section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is the Company), or has any liability for Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.15026 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

    (k) As used in this Agreement, the following terms shall have the following meanings:

        (i) "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, and other taxes, and shall include interest, penalties or additions attributable thereto; and

        (ii) "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

    SECTION 3.11 INTELLECTUAL PROPERTY.

    (a) The Company and its Subsidiaries own or have adequate rights to use the items of Intellectual Property (as defined below and specifically listed in Section 3.11(a) of the Company Disclosure Schedule) necessary to conduct the business of the Company and its Subsidiaries as presently conducted or as currently proposed to be conducted, free and clear of all Encumbrances (other than Encumbrances which, individually or in the aggregate, would not have a Company Material Adverse Effect).

    (b) The conduct of the Company's and its Subsidiaries' business and the Intellectual Property owned or used by the Company and its Subsidiaries, do not infringe any Intellectual Property rights or any other proprietary right of any person other than infringements which, individually or in the aggregate, would not have a Company Material Adverse Effect. The Company and its Subsidiaries have received no notice of any allegations or threats that the Company's and its Subsidiaries' use of any of the Intellectual Property infringes upon or is in conflict with any Intellectual Property or proprietary rights of any third party other

                                     A-I-13
than infringements or conflicts which individually or in the aggregate would not have a Company Material Adverse Effect.

    (c) As used in this Agreement, "Intellectual Property" means all of the following: (i) U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same (the "Trademarks"); (ii) issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, re-issues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights (the "Patents"); (iii) U.S. and foreign registered and unregistered copyrights (including, but not limited to, those in computer software and databases), rights of publicity and all registrations and applications to register the same (the "Copyrights"); (iv) all categories of trade secrets as defined in the Uniform Trade Secrets Act including, but not limited to, business information; and (v) all licenses and agreements pursuant to which the Company has acquired rights in or to any Trademarks, Patents, or Copyrights, or licenses and agreements pursuant to which the Company has licensed or transferred the right to use any of the foregoing ("Licenses").

    SECTION 3.12 EMPLOYMENT MATTERS. To the knowledge of the Company, no key employee disclosed in Section 3.12 of the Company Disclosure Schedule has any plans to terminate such employee's employment with the Company or any of its Subsidiaries as a result of the Transactions or otherwise. Neither the Company nor any of its Subsidiaries has experienced any strikes, collective labor grievances, other collective bargaining disputes or claims of unfair labor practices in the last five years. To the Company's knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company and its Subsidiaries.

    SECTION 3.13 COMPLIANCE WITH LAWS. The Company and its Subsidiaries are in compliance with, and have not violated any applicable law, rule or regulation of any United States federal, state, local, or foreign government or agency thereof which affects the business, properties or assets of the Company and its Subsidiaries, and no notice, charge, claim, action or assertion has been received by the Company or any of its Subsidiaries or has been filed, commenced or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries alleging any such violation, except for any matter otherwise covered by this sentence which would not have, individually or in the aggregate, a Company Material Adverse Effect. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not have a Company Material Adverse Effect.

    SECTION 3.14 VOTE REQUIRED. The affirmative vote of the holders of two-thirds of the outstanding Shares in favor of the Merger is the only vote of the holders of any class or series of the Company's capital stock which may be necessary to approve this Agreement and the Transactions.

    SECTION 3.15 ENVIRONMENTAL LAWS.

    (a) The Company and its Subsidiaries are in compliance with all applicable Environmental Laws (as defined below) (which compliance includes, without limitation, the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where failure to be in compliance, either individually or in the aggregate, would not have a Company Material Adverse Effect.

    (b) There is no Environmental Claim (as defined below) pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries or, to the Company's knowledge, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law which Environmental Claim would have, either individually or in the aggregate, a Company Material Adverse Effect.

                                     A-I-14

    (c) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release or presence of any Hazardous Material (as defined below), which could form the basis of any Environmental Claim against the Company or any of its Subsidiaries, or to the Company's knowledge, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, which Environmental Claim would have, either individually or in the aggregate, a Company Material Adverse Effect.

    (d) The Company and its Subsidiaries have not, and to the Company's knowledge, no other person has, placed, stored, deposited, discharged, buried, dumped or disposed of Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, except (x) for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of the Company and its Subsidiaries, or (y) which would not, either individually or in the aggregate, have a Company Material Adverse Effect.

    (e) Without in any way limiting the generality of the foregoing, except as disclosed in Section 3.15(e) of the Company Disclosure Schedule, none of the properties owned, operated or leased by the Company or any of its Subsidiaries contain any: underground storage tanks; asbestos; polychlorinated biphenyls ("PCBs"); underground injection wells; radioactive materials; or septic tanks or waste disposal pits in which process wastewater or any Hazardous Materials have been discharged or disposed the existence of which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.

    (f) The Company has made available to Parent for review copies of all environmental reports or studies in its possession.

    (g) For purposes of this Agreement, (i) "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws relating to releases or threatened releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials; (ii) "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release, of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; (iii) "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by, or regulated as such under, any Environmental Law.

    SECTION 3.16 INFORMATION IN PROXY STATEMENT. The Proxy Statement, if any (or any amendment thereof or supplement thereto), will not, at the date mailed to Company shareholders and at the time of the meeting of Company shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied in writing by Parent or the Purchaser for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                                     A-I-15

    SECTION 3.17 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Scott-Macon Securities, Inc., dated the date hereof, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view, a copy of which opinion has been delivered to Parent and the Purchaser.

    SECTION 3.18 BROKERS OR FINDERS. The Company represents, as to itself and its Subsidiaries and affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee from the Company or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement except for Scott-Macon, Ltd., whose fees are set forth in the engagement letter attached as Section 3.18 of the Company Disclosure Schedule.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND THE PURCHASER

    Parent and the Purchaser represent and warrant to the Company as set forth below.

    SECTION 4.1 ORGANIZATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

    SECTION 4.2 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. Each of Parent and the Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and the Purchaser of this Agreement and the consummation of the Transactions have been duly authorized by the Boards of Directors of Parent and the Purchaser and by Parent as the sole shareholder of the Purchaser and no other corporate action on the part of Parent and the Purchaser is necessary to authorize the execution and delivery by Parent and the Purchaser of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and the Purchaser and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and the Purchaser enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights generally or by the availability of equitable remedies generally.

    SECTION 4.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act and the HSR Act, none of the execution, delivery or performance of this Agreement by Parent or the Purchaser, the consummation by Parent or the Purchaser of the Transactions or compliance by Parent or the Purchaser with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of the Purchaser,
(ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, or any of its Subsidiaries or the Purchaser is a party or by which any of them or any of their respective properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the ability of Parent and the Purchaser to consummate the Transactions.

                                     A-I-16

    SECTION 4.4 INFORMATION IN PROXY STATEMENT. None of the information supplied by Parent or the Purchaser in writing specifically for inclusion or incorporation by reference in the Proxy Statement, if any, will, at the date mailed to shareholders and at the time of the meeting of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    SECTION 4.5 FINANCING. Parent has the funds sufficient to finance the transactions contemplated herein.

                                   ARTICLE V
                                   COVENANTS

    SECTION 5.1 INTERIM OPERATIONS OF THE COMPANY. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement or (ii) as agreed in writing by Parent, after the date hereof, and prior to the time the designees of Parent have been elected to, and shall constitute a majority of, the Board of Directors of the Company pursuant to Section 1.3 hereof (the "Appointment Date"):

    (a) the business of the Company and its Subsidiaries shall be conducted only in the ordinary and usual course (other than actions necessary to consummate the transactions described herein) and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners subject, however, to any changes to such relationships necessitated or caused by the announcement of the proposed transaction contemplated hereby;

    (b) the Company will not, directly or indirectly, (i) except upon exercise of Options or other rights to purchase shares of Common Stock outstanding on the date hereof, issue, sell, transfer or pledge or agree to sell, transfer or pledge any treasury stock of the Company or any capital stock of any of its Subsidiaries beneficially owned by it, (ii) amend its Articles of Incorporation or Bylaws or similar organizational documents; or (iii) split, combine or reclassify the outstanding Shares or any outstanding capital stock of any of the Subsidiaries of the Company;

    (c) neither the Company nor any of its Subsidiaries shall: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than Shares reserved for issuance on the date hereof pursuant to the exercise of Options outstanding on the date hereof; (iii) transfer, lease, license, sell or dispose of any assets, or incur any indebtedness or other liability other than in the ordinary course of business, or mortgage, pledge or encumber any assets or modify any indebtedness; or (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

    (d) neither the Company nor any of its Subsidiaries shall: (i) grant any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its executive officers or (ii)(A) adopt any new, or (B) amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (iii) enter into any employment or severance agreement with or, except in accordance with the existing written policies of the Company, grant any severance or termination pay to any officer, director or employee of the Company or any of its Subsidiaries;

    (e) neither the Company nor any of its Subsidiaries shall permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Parent;

                                     A-I-17

    (f) neither the Company nor any of its Subsidiaries shall enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business;

    (g) neither the Company nor any of its Subsidiaries shall change any of the accounting methods used by it unless required by GAAP, neither the Company nor any of its Subsidiaries shall make any material Tax election, change any material Tax election already made, adopt any material Tax accounting method, change any material Tax accounting method unless required by GAAP, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment; and

    (h) neither the Company nor any of its Subsidiaries will enter into any agreement with respect to the foregoing or take any action with the intent of causing any of the conditions to the Offer set forth in Annex A not to be satisfied.

    SECTION 5.2 ACCESS; CONFIDENTIALITY. (a) Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, access, during normal business hours during the period prior to the Appointment Date, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent (x) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (y) all other information concerning its business, properties and personnel as Parent may reasonably request, including without limitation, true and complete copies of each Plan of the Company or of any of its Subsidiaries and any amendments thereto (or if any Plan is not a written Plan, a description thereof), any related trust or other funding vehicle, any summary plan description under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each such Plan intended to qualify under Section 401 of the Code. Access shall include the right to conduct such environmental studies and tests as Parent, in its reasonable discretion, shall deem appropriate; provided, however, that such studies and tests must be performed in such a way as not to disrupt materially the Company's business. After the Appointment Date, the Company shall provide Parent and such persons as Parent shall designate with all such information, at such time as Parent shall request. Unless otherwise required by law and until the Appointment Date, Parent and the Purchaser will hold any such information which is non-public in confidence.

    (b) Following the execution of this Agreement, Parent and the Company shall cooperate with each other and make all reasonable efforts to minimize any disruption to the business which may result from the announcement of the Transactions.

    SECTION 5.3 CONSENTS AND APPROVALS.

    (a) Each of the Company, Parent and the Purchaser shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the Transactions. Each of the Company, Parent and the Purchaser shall, and shall cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, the Purchaser, the Company or any of their Subsidiaries in connection with the Transactions or the taking of any action contemplated thereby or by this Agreement.

                                     A-I-18

    (b) The Company and Parent shall take all reasonable actions necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters.

    SECTION 5.4 NO SOLICITATION.

    (a) Neither the Company nor any of its Subsidiaries shall (and the Company and its Subsidiaries shall cause their respective officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent or any of its affiliates or representatives) concerning any proposal or offer to acquire all or a substantial part of the business and properties of the Company or any of its Subsidiaries or any capital stock of the Company or any of its Subsidiaries, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving the Company or any Subsidiary, division or operating or principal business unit of the Company (an "Acquisition Proposal"), except that nothing contained in this Section 5.4 or any other provision hereof shall prohibit the Company or the Company's Board of Directors from (i) taking and disclosing to the Company's shareholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (ii) making such disclosure to the Company's shareholders as, in the good faith judgment of the Board of Directors, after receiving advice from outside counsel, is required under applicable law; provided that, except as permitted by this Section 5.4, neither the Board of Directors of the Company nor any committee thereof shall
(x) approve or recommend or propose to approve or recommend any Acquisition Proposal, (y) enter into any agreement with respect to any Acquisition Proposal, or (z) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or the Purchaser, the approval or recommendation by such Board of Directors or any such committee of the Offer, this Agreement or the Merger. The Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

    (b) Notwithstanding the foregoing, prior to the acceptance of Shares pursuant to the Offer constituting the Minimum Condition, the Company may furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal if (x) such entity or group has on an unsolicited basis submitted a bona fide written proposal to the Company relating to any such transaction which the Board of Directors determines in good faith, after receiving advice from Scott-Macon Securities, Inc. or a nationally recognized investment banking firm, represents a superior transaction to the Offer and the Merger and which the Board of Directors determines in good faith can be fully financed and (y) in the opinion of the Board of Directors of the Company, only after receipt of advice from outside legal counsel to the Company, the failure to provide such information or access or to engage in such discussions or negotiations could reasonably be expected to cause the Board of Directors to violate its fiduciary duties to the Company's shareholders under applicable law (an Acquisition Proposal which satisfies clauses (x) and (y) being referred to herein as a "Superior Proposal"). The Company shall within one business day following receipt of a Superior Proposal notify Parent of the receipt of the same. The Company shall promptly provide to Parent any material non-public information regarding the Company provided to any other party which was not previously provided to Parent. At any time after two business days following notification to Parent of the Company's intent to do so (which notification shall include the identity of the bidder and a complete summary of the material terms and conditions of the proposal) and if the Company has otherwise complied with the terms of this Section 5.4(b), the Board of Directors may withdraw or modify its approval or recommendation of the Offer.

                                     A-I-19

    (c) In the event of a Superior Proposal which (i) is to be paid entirely in cash and (ii) is not subject to any financing condition or contingency, the Company may enter into an agreement with respect to such Superior Proposal no sooner than four days after giving Parent written notice of its intention to enter into such agreement; provided that the Purchaser or Parent has not, prior to the expiration of such four-day period, advised the Company of its intention to raise the Offer Price to match such Superior Proposal. Upon expiration of such four-day period without such action by the Purchaser or Parent, the Company may enter into an agreement with respect to such Superior Proposal (with the bidder and on terms no less favorable than those specified in such notification), provided it shall concurrently with entering into such agreement pay or cause to be paid to Parent the amount specified in Section 8.1(b) hereof.

    SECTION 5.5 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, to achieve the satisfaction of the Minimum Condition and all conditions set forth in Annex A attached hereto and Article VI hereof, and to consummate and make effective the Merger and the other transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of the Company, Parent and the Purchaser shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

    SECTION 5.6 PUBLICITY. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without the prior consultation of the other party, except as such party believes, after receiving the advice of outside counsel, may be required by law or by any listing agreement with a national securities exchange or trading market.

    SECTION 5.7 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company, Parent or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 5.8 DIRECTORS' AND OFFICERS' INDEMNIFICATION. For six years after the Effective Time, the Surviving Corporation (or any successor to the Surviving Corporation) and Parent shall jointly indemnify, defend and hold harmless the present and former officers and directors of the Company and its Subsidiaries, and persons who become any of the foregoing prior to the Effective Time (each an "Indemnified Party") against all losses, claims, damages, liabilities, costs, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Parent or the Surviving Corporation which consent shall not unreasonably be withheld)) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permissible under applicable Massachusetts law, the terms of the Company's Articles of Incorporation or the Bylaws, as in effect at the date hereof; provided that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

    SECTION 5.9 PURCHASER COMPLIANCE. Parent shall cause the Purchaser to comply with all of its obligations under or related to this Agreement.

                                     A-I-20

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

    SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part jointly by the Company and Parent to the extent permitted by applicable law:

    (a) Shareholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the holders of the Shares, if required by applicable law in order to consummate the Merger;

    (b) Statutes; Court Orders. No statute, rule or regulation shall have been enacted or promulgated by any governmental authority which prohibits the consummation of the Merger; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Merger;

    (c) Purchase of Shares in Offer. Parent, the Purchaser or their affiliates shall have purchased Shares pursuant to the Offer, except that this condition shall not apply if Parent, the Purchaser or their affiliates shall have failed to purchase Shares pursuant to the Offer in breach of their obligations under this Agreement; and

    (d) HSR Approval. The applicable waiting period under the HSR Act shall have expired or been terminated.

    SECTION 6.2 CONDITION TO PARENT'S AND THE PURCHASER'S OBLIGATIONS TO EFFECT THE MERGER. The obligations of Parent and the Purchaser to consummate the Merger are further subject to the fulfillment of the condition that all actions contemplated by Section 2.4 hereof shall have been taken.

                                  ARTICLE VII
                                  TERMINATION

    SECTION 7.1 TERMINATION. This Agreement may be terminated and the Transactions contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after shareholder approval thereof:

    (a) By the mutual written consent of Parent and the Company; or

    (b) By either of the Company or Parent:

        (i) if (x) the Offer shall have expired without any Shares being purchased therein or (y) the Purchaser shall not have accepted for payment all Shares tendered pursuant to the Offer by November 17, 1997; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Parent or the Purchaser, as the case may be, to purchase the Shares pursuant to the Offer on or prior to such date; or

        (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and non-appealable; or

    (c) By the Company:

        (i) if Parent, the Purchaser or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided, that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(i) if the

                                     A-I-21

    Company is at such time in breach of its obligations under this Agreement such as to cause a Company Material Adverse Effect; or

        (ii) if Parent or the Purchaser shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured, in all material respects, within 30 days after the giving of written notice to Parent or the Purchaser, as applicable; or

        (iii) in connection with entering into a definitive agreement in accordance with Section 5.4(c) hereof, provided it has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the amount specified in Section 8.1(b) hereof; or

    (d) By Parent:

        (i) if, due to an occurrence, not involving a breach by Parent or the Purchaser of their obligations hereunder, which makes it impossible to satisfy any of the conditions set forth in Annex A hereto, Parent, the Purchaser, or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer;

        (ii) if prior to the purchase of Shares pursuant to the Offer, the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in paragraph (f) or (g) of Annex A hereto and (B) cannot be or has not been cured, in all material respects, within 30 days after the giving of written notice to the Company; or

        (iii) upon the occurrence of any event set forth in paragraph (e) of Annex A hereto.

    SECTION 7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to its terms, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of the Purchaser, Parent or the Company except (A) for fraud or for breach of this Agreement prior to such termination and (B) as set forth in the last sentence of Section 5.2(a) and
Section 8.1 hereof.

                                  ARTICLE VIII
                                 MISCELLANEOUS

    SECTION 8.1 FEES AND EXPENSES. (a) Except as contemplated by this Agreement, including Sections 8.1(b) and (c) hereof, all costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses. Parent acknowledges and agrees that the Company has disclosed that it is obligated and will become further obligated for fees and expenses (including fees and expenses of Duffy & Sweeney and Roger Barzun, Esq., its counsel, Coopers & Lybrand, L.L.P., its independent accountants, and Scott-Macon, Ltd., its financial advisor) incurred by it in connection with the transactions contemplated hereby. It is understood and agreed that certain of such fees and expenses may be paid by the Company prior to the execution of this Agreement. Parent agrees to refrain from taking any action which would prevent or delay the payment of reasonable fees and expenses by the Company. Further, Parent agrees to take, and cause the Purchaser to take, all action necessary to cause the Surviving Corporation to pay promptly any of the foregoing reasonable fees and expenses incurred, but not paid, by the Company prior to the Effective Time.

    (b) If (i) Parent terminates this Agreement pursuant to Section 7.1(d)(iii) hereof, (ii) the Company terminates this Agreement pursuant to Section 7.1(c)(iii) hereof, or (iii) either the Company or Parent terminates this Agreement pursuant to Section 7.1(b)(i) and prior thereto there shall have been publicly announced another Acquisition Proposal or an event set forth in paragraph (h) of Annex A shall have occurred, the Company shall pay to Parent, an amount equal to the greater of $750,000 (the "Termination

                                     A-I-22

Fee"), or an amount equal to Parent's actual, reasonable and reasonably documented out-of-pocket fees and expenses incurred by Parent and the Purchaser in connection with the Offer, the Merger, this Agreement, the consummation of the Transactions and the financing therefor, which shall be payable in same day funds, provided that in no event shall the Company be obligated to pay any such fees and expenses in excess of $1,000,000. The Termination Fee or Parent's good faith estimate of its expenses, as the case may be, shall be paid concurrently with any such termination, together with delivery of a written acknowledgment by the Company of its obligation to reimburse Parent for its actual expenses in excess of such estimated expenses payment.

    (c) If the Company terminates this Agreement pursuant to (i) Section 7.1(b), or (ii) Sections 7.1(c)(i) or 7.1(c)(ii) hereof, then Parent shall pay to the Company an amount equal to the Company's reasonable legal fees and expenses incurred, as of the date of such termination, with respect to this Agreement and the Transactions.

    SECTION 8.2 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors (which in the case of the Company shall include approvals as contemplated in Section 1.2(a)), at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the shareholders of the Company, no such amendment, modification or supplement (i) shall reduce the amount or change the form of the Merger Consideration or (ii) which under applicable law may not be made without shareholder approval may be made without such approval.

    SECTION 8.3 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

    SECTION 8.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Parent or the Purchaser, to:

       Dover Technologies International, Inc.
       One Marine Midland Plaza
       East Tower, Sixth Floor
       Binghamton, New York 13901
       Attention: Robert A. Livingston
       Telephone No.: (607) 773-2290
       Telecopy No.: (607) 722-8612

    with a copy to:

       Coughlin & Gerhart, LLP
       One Marine Midland Plaza
       East Tower, Eighth Floor
       Binghamton, New York 13901
       Attention: Robert J. Smith, Esq.
       Telephone No.: (607) 723-9511
       Telecopy No.: (607) 772-6093

                                     A-I-23

    (b) and, if to the Company, to:

       Vitronics Corporation
       1 Forbes Road
       Newmarket, New Hampshire 03857
       Attention: President
       Telephone No.: (603) 659-6550
       Telecopy No.: (603) 659-6529

    with a copy to:

       Duffy & Sweeney
       300 Turks Head Building
       Providence, Rhode Island 02902
       Attention: Michael F. Sweeney, Esq.
       Telephone No.: (401) 455-0700
       Telecopy No.: (401) 455-0701

    SECTION 8.5 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

    SECTION 8.6 COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by the parties and transmitted by facsimile transmission and if so executed and transmitted this Agreement will be for all purposes as effective as if the parties had delivered an executed original Agreement.

    SECTION 8.7 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein but excluding the Confidentiality Agreement dated August 18, 1997) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    SECTION 8.8 SEVERABILITY. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court asking such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

    SECTION 8.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

    SECTION 8.10 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect

                                     A-I-24
wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    SECTION 8.11 KNOWLEDGE OF PARENT AND THE PURCHASER. Any fact or circumstance known to Parent or the Purchaser prior to the execution and delivery of this Agreement shall not, of itself, constitute a breach of any representation or warranty by the Company. For purposes of this Section, a fact or circumstance shall be deemed known by Parent or the Purchaser only if it is known by an executive officer of Parent, regardless of whether such fact or circumstance is known by any other employee, representative or agent of Parent or the Purchaser.

    SECTION 8.12 INTEGRATION OF EXHIBITS. All schedules and exhibits (including the Company Disclosure Schedule) attached to this Plan of Merger are integral parts of this Plan of Merger as if fully set forth herein and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

    IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                DOVER TECHNOLOGIES
                                INTERNATIONAL, INC.

                                By:             /s/ JOHN E. POMEROY
                                     -----------------------------------------
                                               Name: John E. Pomeroy
                                                  TITLE: PRESIDENT
                                DTI INTERMEDIATE, INC.

                                By:             /s/ JOHN E. POMEROY
                                     -----------------------------------------
                                               Name: John E. Pomeroy
                                                  TITLE: PRESIDENT
                                VITRONICS CORPORATION

                                By:          /s/ JAMES J. MANFIELD, JR.
                                     -----------------------------------------
                                            Name: James J. Manfield, Jr.
                                                  TITLE: PRESIDENT

                                     A-I-25

                                    ANNEX A

    CERTAIN CONDITIONS OF THE OFFER. Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for, if (i) any applicable waiting period under the HSR Act has not expired or terminated, (ii) the Minimum Condition has not been satisfied, or (iii) at any time on or after the date of the Merger Agreement and before the time of acceptance for payment for any such Shares, any of the following events shall occur or shall be determined by the Purchaser, in its judgment reasonably exercised, to have occurred:

    (a) there shall be threatened or pending any suit, action or proceeding by any Governmental Entity against the Purchaser, Parent, the Company or any Subsidiary of the Company (i) seeking to prohibit or impose any material limitations on Parent's or the Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, or to compel Parent or the Purchaser or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, in each case taken as a whole, (ii) challenging the acquisition by Parent or the Purchaser of any Shares under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by the Merger Agreement, or seeking to obtain from the Company, Parent or the Purchaser any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (iii) seeking to impose material limitations on the ability of the Purchaser, or render the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (iv) seeking to impose material limitations on the ability of the Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's shareholders, or (v) which otherwise is reasonably likely to have a Company Material Adverse Effect;

    (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a Government Entity, to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

    (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or the American Stock Exchange for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 400 Industrial Companies or in the New York Stock Exchange Composite Index in excess of 15% measured from the close of business on the trading day next preceding the date of the Merger Agreement, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iv) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (v) any limitation (whether or not mandatory) by any United States governmental authority on the extension of credit generally by banks or other financial institutions, (vi) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions

                                     A-I-26
in the United States to extend credit or syndicate loans or (vii) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

    (d) there shall have occurred any events after the date of the Merger Agreement which, either individually or in the aggregate, would have a Company Material Adverse Effect;

    (e) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or the Purchaser its approval or recommendation of the Offer, the Merger or the Merger Agreement, or approved or recommended any Acquisition Proposal;

    (f) the representations and warranties of the Company set forth in the Merger Agreement shall not be true and correct, in each case (i) as of the date referred to in any representation or warranty which addresses matters as of a particular date, or (ii) as to all other representations and warranties, as of the date of the Merger Agreement and as of the scheduled expiration of the Offer, unless the inaccuracies (without giving effect to any materiality or material adverse effect qualifications or materiality exceptions contained therein) under such representations and warranties, taking all the inaccuracies under all such representations and warranties together in their entirety, would not, individually or in the aggregate, result in a Company Material Adverse Effect;

    (g) the Company shall have failed to perform any obligation or to comply with any agreement or covenant to be performed or complied with by it under the Merger Agreement other than any failure which would not have, either individually or in the aggregate, a Company Material Adverse Effect;

    (h) any person acquires beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act), of at least 25% of the outstanding Common Stock of the Company;

    (i) the Merger Agreement shall have been terminated in accordance with its terms; or

    The foregoing conditions are for the sole benefit of Parent and the Purchaser, may be asserted by Parent or the Purchaser regardless of the circumstances giving rise to such condition (including any action or inaction by Parent or the Purchaser not in violation of the Merger Agreement) and may be waived by Parent or the Purchaser in whole or in part at any time and from time to time in the sole discretion of Parent or the Purchaser, subject in each case to the terms of the Merger Agreement. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                             VITRONICS CORPORATION
                              DISCLOSURE SCHEDULE
                                SECTION 3.1 (B)

    Subsidiaries:

    1.  Vitronics Europe Limited--a United Kingdom company

    2.  Vitronics Foreign Sales Corporation--a Barbados company

                                     A-I-27

                             VITRONICS CORPORATION
                              DISCLOSURE SCHEDULE
                                SECTION 3.2 (A)
                           STOCK OPTIONS OUTSTANDING

                                      NAME                                            VESTING      BALANCE      AMOUNT
  DATE                              1987 PLAN                             PRICE        YEARS       8/26/97       PAID
---------  -----------------------------------------------------------  ---------  -------------  ---------  ------------
Dec-92     CHANASYK, A                                                     0.5625            5       13,000     17,387.50
Dec-92     CHANASYK, A                                                     0.5625            5       10,000     13,375.00
Dec-92     CLAPP, R                                                        0.5625            5        2,000      2,675.00
Dec-92     GIORDANO, L                                                     0.5625            5          400        535.00
Dec-92     HALL, J                                                         0.5625            5        2,000      2,675.00
Dec-92     KEOUGH, A*                                                      0.5625            5        3,000      4,012.50
Dec-92     LABONVILLE, M                                                   0.5625            5        1,000      1,337.50
Dec-92     MCKEEL, D                                                       0.5625            5        1,000      1,337.50
Dec-92     MILLETTE, S                                                     0.5625            5        2,000      2,675.00
Dec-92     PARADIS, F                                                      0.5625            5          800      1,070.00
Dec-92     SULLIVAN, W                                                     0.5625            5        2,000      2,675.00
Dec-92     WAITT, L                                                        0.5625            5          200        267.50
Dec-93     CHANASYK, A                                                     0.8400            5       10,000     10,600.00
Dec-93     GIORDANO, L                                                     0.8400            5          400        424.00
Dec-93     WAITT, L                                                        0.8400            5          800        848.00
Dec-93     DAROIS, J                                                       0.8400            5        1,000      1,060.00
Dec-93     HALL, J                                                         0.8400            5        2,000      2,120.00
Dec-93     SULLIVAN, W                                                     0.8400            5        2,000      2,120.00
Dec-93     MCKEEL, D                                                       0.8400            5        2,000      2,120.00
Dec-93     CLAPP, R                                                        0.8400            5        3,000      3,180.00
Dec-93     LABONVILLE, M                                                   0.8400            5        2,000      2,120.00
Dec-93     MILLETTE, S                                                     0.8400            5        5,000      5,300.00
Dec-93     PARADIS, F                                                      0.8400            5        1,800      1,908.00
Dec-93     HOWARD, S                                                       0.8400            5        2,000      2,120.00
Dec-93     MARTIN, P                                                       0.8400            5        2,500      2,650.00
Dec-94     KEOUGH, A*                                                      1.3125            5       27,000     15,862.50
Dec-94     CHANASYK, A                                                     1.3125            5       10,000      5,875.00
Dec-94     GIORDANO, L                                                     1.3125            5        2,000      1,175.00
Dec-94     WAITT, L                                                        1.3125            5        2,000      1,175.00
Dec-94     DAROIS, J                                                       1.3125            5        1,000        587.50
Dec-94     HALL, J                                                         1.3125            5        2,000      1,175.00
Dec-94     SULLIVAN, W                                                     1.3125            5        1,000        587.50
Dec-94     MCKEEL, D                                                       1.3125            5        2,000      1,175.00
Dec-94     CLAPP, R                                                        1.3125            5        3,000      1,762.50
Dec-94     LABONVILLE, M                                                   1.3125            5        2,000      1,175.00
Dec-94     MILLETTE, S                                                     1.3125            5        2,500      1,468.75
Dec-94     PARADIS, F                                                      1.3125            5        3,000      1,762.50
Dec-94     MARTIN, P                                                       1.3125            5        2,500      1,468.75
Dec-94     BENNETT, D                                                      1.3125            5        2,500      1,468.75
                                                                                                  ---------  ------------
           TOTAL                                                                                    134,400    123,311.25

------------------------

*   Non-Qualified Option

                                     A-I-28

                                      NAME                                            VESTING      BALANCE      AMOUNT
  DATE                              1995 PLAN                             PRICE        YEARS       8/26/97       PAID
---------  -----------------------------------------------------------  ---------  -------------  ---------  ------------
Dec-95     CHANASYK, A                                                     2.3750            5       30,000       --
Dec-95     GIORDANO, L                                                     2.3750            5        2,000       --
Dec-95     WAITT, L                                                        2.3750            5        2,000       --
Dec-95     DAROIS, J                                                       2.3750            5        1,000       --
Dec-95     HALL, J                                                         2.3750            5        2,000       --
Dec-95     JEKA, D                                                         2.3750            5        1,000       --
Dec-95     GAGNE, M                                                        2.3750            5        2,000       --
Dec-95     SCHAEFFER, R                                                    2.3750            5        1,000       --
Dec-95     SULLIVAN, W                                                     2.3750            5        1,000       --
Dec-95     MCKEEL, D                                                       2.3750            5        2,000       --
Dec-95     PIVARUNAS, J                                                    2.3750            5        1,000       --
Dec-95     CLAPP, R                                                        2.3750            5        2,500       --
Dec-95     LABONVILLE, M                                                   2.3750            5        1,000       --
Dec-95     DAY, B                                                          2.3750            5        5,000       --
Dec-95     MILLETTE, S                                                     2.3750            5        7,500       --
Dec-95     WRIGHT, M                                                       2.3750            5        1,000       --
Dec-95     JOHNSON, P                                                      2.3750            5        1,000       --
Dec-95     RILEY, G                                                        2.3750            5        1,000       --
Dec-95     GILBERT, R                                                      2.3750            5        1,000       --
Dec-95     HENRY, J                                                        2.3750            5        1,000       --
Dec-95     PARADIS, F                                                      2.3750            5        3,000       --
Dec-95     MARTIN, P                                                       2.3750            5        2,000       --
Dec-95     BENNETT, D                                                      2.3750            5        5,000       --
Nov-96     NASH, T                                                         1.0625            5       25,000     20,937.50
Dec-96     CHANASYK, A                                                     1.0300            5       10,000      8,700.00
Dec-96     GIORDANO, L                                                     1.0300            5        2,000      1,740.00
Dec-96     WAITT, L                                                        1.0300            5        2,000      1,740.00
Dec-96     DAROIS, J                                                       1.0300            5        1,000        870.00
Dec-96     HALL, J                                                         1.0300            5        2,000      1,740.00
Dec-96     JEKA, D                                                         1.0300            5        5,000      4,350.00
Dec-96     GAGNE, M                                                        1.0300            5        2,000      1,740.00
Dec-96     SCHAEFFER, R                                                    1.0300            5        1,000        870.00
Dec-96     SULLIVAN, W                                                     1.0300            5        1,000        870.00
Dec-96     MCKEEL, D                                                       1.0300            5        2,000      1,740.00
Dec-96     PIVARUNAS, J                                                    1.0300            5        2,000      1,740.00
Dec-96     CLAPP, R                                                        1.0300            5        2,000      1,740.00
Dec-96     LABONVILLE, M                                                   1.0300            5        1,000        870.00
Dec-96     DAY, B                                                          1.0300            5        5,000      4,350.00
Dec-96     MILLETTE, S                                                     1.0300            5        5,000      4,350.00
Dec-96     WRIGHT, M                                                       1.0300            5        1,000        870.00
Dec-96     JOHNSON, P                                                      1.0300            5        1,000        870.00
Dec-96     RILEY, G                                                        1.0300            5        1,000        870.00
Dec-96     GILBERT, R                                                      1.0300            5        1,000        870.00
Dec-96     HENRY, J                                                        1.0300            5        1,000        870.00
Dec-96     PARADIS, F                                                      1.0300            5        3,000      2,610.00
Dec-96     MARTIN, P                                                       1.0300            5        2,000      1,740.00
Dec-96     BENNETT, D                                                      1.0300            5        5,000      4,350.00
May-97     LOCKYER, M                                                      0.8400            5       10,000     10,600.00
Aug-97     LOCKYER, M                                                      1.2900            5        5,000      3,050.00
Aug-97     SULLIVAN, D                                                     1.0900            5       25,000     20,250.00
                                                                                                  ---------  ------------
           TOTAL                                                                                    199,000    105,298.00
                                                                                                  ---------  ------------
TOTAL QUALIFIED OPTIONS                                                                             333,400    228,608.75

                                     A-I-29

                             VITRONICS CORPORATION
                        NONQUALIFIED STOCK OPTION PLANS

                                                                                      VESTING      BALANCE      AMOUNT
  DATE                                NAME                                PRICE        YEARS       8/26/97       PAID
---------  -----------------------------------------------------------  ---------  -------------  ---------  ------------
May-92     STEADMAN, D                                                     1.1250            5       10,000      7,750.00
Dec-92     MANFIELD, J                                                     0.5625            5       28,000     37,450.00
Dec-92     MANFIELD, J                                                     0.5625            5       22,000     29,425.00
Dec-92     STEADMAN, D                                                     0.5625            5       20,000     26,750.00
Dec-92     STEADMAN, D                                                     0.5625            5       15,000     20,062.50
Dec-93     MANFIELD, J                                                     0.8400            5       25,000     26,500.00
Dec-94     MANFIELD, J                                                     1.3125            5       50,000     29,375.00
Dec-94     STEADMAN, D                                                     1.3125            5       20,000     11,750.00
Dec-95     KANELY, J                                                       2.3438            5       20,000       --
                                                                                                  ---------  ------------
           TOTAL                                                                                    210,000    189,062.50
                                                                                                  ---------  ------------
TOTAL OPTIONS                                                                                       543,400    417,671.25

                             VITRONICS CORPORATION
                              DISCLOSURE SCHEDULE
                                  SECTION 3.4

    1. Loan Agreement with First National Bank of Portsmouth(Bank of New Hampshire)

    2.  Miscellaneous office equipment leases and software licenses

    3. The Company is reviewing its real estate leases in Newmarket, NH and Plymouth, England

                             VITRONICS CORPORATION
                              DISCLOSURE SCHEDULE
                                  SECTION 3.6

    None

                             VITRONICS CORPORATION
                              DISCLOSURE SCHEDULE
                                  SECTION 3.7

    None

                                     A-I-30

                             VITRONICS CORPORATION
                              DISCLOSURE SCHEDULE
                                  SECTION 3.8

    VITRONICS V. CONCEPTRONICS (Docket Number C-91-696L)

    CONCEPTRONICS V. VITRONICS AND MANFIELD ET AL (Docket Number 97-C-18)

    Letters of counsel in response to auditors requests have previously been provided to Parent during due diligence process.

                             VITRONICS CORPORATION
                              DISCLOSURE SCHEDULE
                                SECTION 3.9 (A)

    Stock Option Plans:

       1983 Stock Option Plan
       1983 II Stock Option Plan
       1987 Stock Option Plan
       1995 Stock Option Plan

    (Copies of the above Plans and a copy of the Qualified and Non-Qualified Stock Option Agreements were previously provided to Parent during the due diligence process) (See Section 3.2 (a) for a schedule of current stock options outstanding under all option plans)

    Employment Agreements:

       James J. Manfield Jr.
       Thomas Nash
       Daniel J. Sullivan
       Steven A. Millette
       Michael Lockyer

    (copies of the above Employment Agreements were previously provided to Parent during the due diligence process)

    Benefit Management of Maine Health Insurance Plan(Self insured) Boston Mutual Officers Health Insurance Plan
    Dental Plan
    Life Insurance Plan
    Additional Life Insurance for Officers
    Short Term Disability Insurance
    Long Term Disability Insurance
    Additional Disability Insurance for Officers
    Tuition Reimbursement
    401K Plan, with 25% matching up to 6%
    $70 per year towards purchase of safety shoes
    Section 125 pre-tax medical reimbursement and dependent care
    Employee Assistance Program
    $100,000 Travel Accident Insurance
    Employee Stock Purchase Plan
    Employee Handbook

    (copies of the above employee benefits were previously provided to Parent during the due diligence process)

                                     A-I-31

                             VITRONICS CORPORATION
                              DISCLOSURE SCHEDULE
                                SECTION 3.9 (I)

    Employment Agreements:

       James J. Manfield Jr.
       Thomas Nash
       Daniel J. Sullivan
       Steven A. Millette
       Michael Lockyer

    Copies of the above employment agreement were provided to Parent as part of the due diligence process.

                             VITRONICS CORPORATION
                              DISCLOSURE SCHEDULE
                                SECTION 3.10 (A)

    The Company is current in its tax filings in those states in which it is currently registered.

    The Company is currently registered for Sales & Use tax in Massachusetts, Illinois and California.

    The Company presently is registered for VAT purposes in England.

    The Company presently is registered for income tax purposes in California, Massachusetts and New Hampshire and England.

    The Company presently withholds income taxes for California, Massachusetts, Connecticut, Maine, Illinois, federal and England.

    There may be other locations in which the Company has nexus, and is presently unaware of this fact.

                             VITRONICS CORPORATION
                              DISCLOSURE SCHEDULE
                                SECTION 3.10 (B)

    None

                             VITRONICS CORPORATION
                              DISCLOSURE SCHEDULE
                                SECTION 3.10 (C)

    None

                             VITRONICS CORPORATION
                              DISCLOSURE SCHEDULE
                                SECTION 3.10 (F)

    The Company has granted Powers of attorney in the ordinary course of business to various freight forwarders for the purpose of clearing freight through customs and other freight forwarding functions.

                                     A-I-32

                             VITRONICS CORPORATION
                              DISCLOSURE SCHEDULE
                                SECTION 3.11 (A)

    Trademarks:
    VITRONICS
    UNITHERM
    ENVIROCLEAN
    Trademark VITRONICS

    Common Law Trademarks:
    IsoTherm
    VITROSENSE
    Natural Convection/Infrared
    Controlled Convection/Infrared
    VITRO-FOIL
    VITRO-CLEAN
    Acro-Therm
    RadianTherm
    MagnaTherm
    Tops
    Polar Cooling
    SELECTSeries
    AutoPurge
    BGA Solutions

    Patents:

4,833,301  Multi-Zone Thermal Process System Utilizing Nonfocused Infrared Panel Emitters
5,103,846  Apparatus for Cleaning Mechanical Devices Using Terpene Compounds
5,573,688  Convection/Infrared Solder Reflow Apparatus
4,565,917  Multi-Zone Thermal Process System Utilizing Nonfocused Infrared Panel Emitters
4,077,557  Dip Storage, Insertion and Ejection Tool
4,602,238  Infrared Panel Emitter and Method of Producing the Same
4,696,096  Reworking Methods and Apparatus for Surface Mounted Technology Circuit Boards
4,654,502  Method for Reflow Soldering of Surface Mounted Devices to Printed Circuit Boards
4,659,906  Infrared Panel Emitter and Method of Producing the Same

    Foreign Patents continued on next page

    Canadian Patent 1,234,429 Infrared Panel Emitter and Method of Producing the Same

    Canadian Patent 1,235,529 Multi-Zone Thermal Process System Utilizing Nonfocused Infrared Panel Emitters

    European Patent 0,181,341,B1 Infrared Panel Emitter and Method of Producing the Same

    European Patent 0,169,885,B1 Multi-Zone Thermal Process System Utilizing Nonfocused Infrared Panel Emitters

    Danish Patent 157,589 Multi-Zone Thermal Process System Utilizing Nonfocused Infrared Panel Emitters

    Taiwan Patent 49,283 Apparatus for Cleaning Mechanical Devices Using Terpene Compounds

                                     A-I-33

    Taiwan Patent Rights 22,987 Multi-Zone Thermal Process System Utilizing Nonfocused Infrared Panel Emitters

    Taiwan Patent Rights 22,988 Infrared Panel Emitter and Method of Producing the Same

    Copies of the above referenced Patents and Trademarks were previously provided to Parent during the due diligence process.

    The Company's patents are currently subject to litigation as disclosed in
Section 3.8

                             VITRONICS CORPORATION
                              DISCLOSURE SCHEDULE
                                  SECTION 3.12

    Corporate Staff:

       James Manfield
       Thomas Nash
       Steven Millette
       Michael Lockyer
       Daniel Sullivan
       Albert Chanasyk
       Lorraine Giordano
       Brian Day

    Given the absence of future written employment agreements for officers and managers and the uncertainty generated during the due diligence process, the Company has no ability to comment on the future plans of individuals.

                             VITRONICS CORPORATION
                              DISCLOSURE SCHEDULE
                                SECTION 3.15 (E)

    None

                             VITRONICS CORPORATION
                              DISCLOSURE SCHEDULE
                                  SECTION 3.18

    Scott-Macon Agreement attached as Exhibit 3.18

                                     A-I-34

                               SCOTT-MACON, LTD.
                                800 THIRD AVENUE
                           NEW YORK, N.Y. 10022-7604

                                                              212-755-8200
                                                              212-755-8255 (FAX)

                                                              July 30, 1997

Mr. James J. Manfield, Jr.
Chairman of the Board and
Chief Executive Officer
Vitronics Corporation
4 Forbes Road
Newmarket Industrial Park
Newmarket, New Hampshire 03857

    Dear Jim:

    This letter will confirm the understanding and agreement between Scott-Macon, Ltd. ("Scott-Macon") and Vitronics Corporation ("Vitronics") with respect to the investment banking services to be provided by Scott-Macon to Vitronics and the fees to be paid to Scott-Macon by Vitronics.

    Scott-Macon will provide investment banking services to Vitronics in connection with a sale or merger of Vitronics with another entity or an acquisition by Vitronics of another entity. To date, Scott-Macon has discussed with Vitronics the potential acquisition by or merger with BTU International, Inc., Cookson Group plc, Conceptronic, Inc. (a subsidiary of Arguss Holdings Inc.), and Soltec Inc. (a subsidiary of Dover Technology which in turn is a subsidiary of Dover Corporation). Additional companies that are actively involved in reviewing Vitronics for a potential purchase or merger will also be included. The four companies mentioned above, and these additional companies, will be referred to as a target company ("Target Company").

    In the event that prior to the date this letter agreement terminates or is otherwise extended, Vitronics or any portion thereof is either sold or merged with any Target Company or Vitronics acquires all or a portion of any Target Company, Vitronics will pay to Scott-Macon a fee (the "Success Fee") equal to the total of:

       5% of the first $2,000,000 of Transaction Value, 4% of the second $2,000,000 of Transaction Value, 3% of the third $2,000,000 of Transaction Value, 2% of the fourth $2,000,000 of Transaction Value, and 1% of Transaction Value in excess of $8,000,000.

    As used herein, "Transaction Value" shall be the fair market value of the consideration paid, namely the amount of cash and/or assets and the value of any equity and/or debt issued, raised, assumed or forgiven in completing the transaction, plus any contingent payment used in the transaction when the contingent payment is paid. Transaction Value shall exclude the value of any employment agreement entered into by James J. Manfield, Jr. and any other employment agreements as a result of a transaction. The Success Fee shall be paid to Scott-Macon by bank wire or certified check at the time of Closing.

    Should the Success Fee referred to above be paid to Scott-Macon by Vitronics as a result of the completion of a partial (at least 40%) merger with or acquisition of a Target Company, and Vitronics subsequently merges with or acquires the remaining portion of the Target Company within twenty four months of the initial partial merger or acquisition, Scott-Macon will be paid an additional fee calculated by applying the Success Fee outlined above to a new Transaction Value inclusive of the original and newly acquired portion, but giving credit for the initial Success Fee paid to Scott-Macon.

                                     A-I-35

    Vitronics will pay for all reasonable out-of-pocket expenses incurred by Scott-Macon in connection with its retention by Vitronics. Normal out-of-pocket expenses include, but are not limited to, travel, hotel, meals, telephone and telefax charges, postage, express mail and messenger charges, and copying and printing charges. Any professionals such as legal or accounting retained by Vitronics will be paid directly by Vitronics to the firms involved. Scott-Macon will obtain from Vitronics prior approval on individual expenses which exceed one thousand dollars ($1,000). In addition, Scott-Macon will obtain from Vitronics prior approval on all expenses when the cumulative expenses reach $5,000. Scott-Macon shall submit periodic invoices for reimbursable expenses.

    This agreement shall continue for a period of eight months from the signing of this agreement. However, if an agreement covering a specific transaction is being actively negotiated at the expiration of the eight-month period, this agreement will be extended after the expiration of the eight month period until that transaction is completed or the negotiations cease.

    In connection with engagements such as this, it is our firm's policy to receive indemnification and contribution. Therefore:

    1. The Company agrees to indemnify and hold harmless Scott-Macon, its affiliates and their respective directors, officers, employees, owners, agents and controlling persons (each an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject in connection with or arising out of or relating to the engagement of Scott-Macon under this letter agreement, or any actions taken or omitted, services performed or matters contemplated by or in connection with this letter agreement, and to reimburse each Indemnified Party promptly upon demand for expenses (including fees and expenses of legal counsel) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim, or any litigation proceeding or other action in respect thereof, including any amount paid in settlement of any litigation or other action (commenced or threatened) to which the Company shall have consented in writing (such consent not to be unreasonably withheld, considering, among other things, the best interest of the Company), whether or not any Indemnified Party is a party and whether or not liability resulted; provided, however, that the Company shall not be liable under the foregoing indemnity agreement to an Indemnified Party in respect of any loss, claim, damage or liability to the extent that a court having competent jurisdiction shall have determined by a final judgement (not subject to further appeal) that such loss, claim, damage or liability resulted primarily from the willful misfeasance or gross negligence of such Indemnified Party.

    2. An Indemnified Party shall accept legal counsel of the Company, provided that such counsel is reasonably satisfactory to the Indemnified party, to conduct the defense and all related matters in connection with any such litigation, proceeding or other action. The Company shall pay the reasonable fees and expenses of such legal counsel and such counsel shall to the fullest extent consistent with its professional responsibilities cooperate with the Company and any legal counsel designated by the Company.

    3. In the event that the indemnity provided for in paragraphs 1 and 2 hereof is unavailable or insufficient to hold any Indemnified Party harmless, then the Company shall contribute to amounts paid or payable by an Indemnified Party in respect of such Indemnified Party's losses, claims, damages and liabilities as to which the indemnity provided for in paragraphs 1 and 2 hereof is unavailable (i) in such proportion as appropriately reflects the relative benefits received by the Company, on the one hand, and such Indemnified Party, on the other hand, in connection with the matters as to which such losses, claims, damages or liabilities relate, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as appropriately reflects not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and such Indemnified Party on the other hand as well as

                                     A-I-36
       any other equitable considerations. The amount paid or payable by the party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any reasonable legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Indemnified Parties shall not be required to contribute any amount in excess of the amount of fees actually received by Scott-Macon during the previous twelve months under this letter agreement (excluding the amounts received as reimbursement of expenses incurred by Scott-Macon).

    4. It is understood and agreed that, in connection with Scott-Macon's engagement by the Company, Scott-Macon or its affiliates may also be engaged to act for the Company or it's affiliates in one or more additional capacities, and that the terms of any such additional engagement may be embodied in one or more separate written agreements. These Indemnification Provisions shall apply to the engagement under this letter agreement and to any such additional engagement and any modification of such additional engagement.

    5. These Indemnification Provisions shall remain in full force and effect whether or not any of the transactions contemplated by the Letter Agreement are consummated and shall survive the expiration of the period of the Letter Agreement, and shall be in addition to any liability that the Company might otherwise have to any Indemnified Party under the Letter Agreement or otherwise.

    This agreement may only be modified in writing.

    If the foregoing correctly reflects our agreement, will you kindly indicate your acceptance by signing, dating and returning the enclosed copy of this agreement, retaining the original for your files.

                                          Very truly yours,
                                          SCOTT-MACON, LTD.

                                          /s/  Robert B. Dimmitt
                                          Managing Director

AGREED TO AND ACCEPTED:

VITRONICS CORPORATION

BY: /s/__James J. Manfield, Jr.

TITLE: Chairman and CEO

DATE: August 11, 1997

                                     A-I-37

                                                                        ANNEX II

                                     [LOGO]

                                            September 3, 1997

Board of Directors
Vitronics Corporation
4 Forbes Road
Newmarket Industrial Park
Newmarket, NH 03857

Gentlemen:

    You have requested our opinion as to the fairness, from a financial point of view, of the per share consideration to be received by the holders of common stock, par value $0.01 per share (the "Common Stock") of Vitronics Corporation (the "Company") in connection with the proposed tender offer for the Common Stock and subsequent acquisition of the Company by Intermediate, Inc. (the "Purchaser"), a wholly-owned subsidiary of Dover Technologies International, Inc. (the "Parent").

    The terms of the tender offer and acquisition are to be set forth in the Agreement and Plan of Merger by and among the Company, the Purchaser and the Parent (the "Agreement"). Our opinion is based on the terms of the latest draft of the Agreement dated September 3, 1997 which, as of the date of this opinion, has not yet been executed. Subject to the terms and conditions in the Agreement, in the tender offer, each issued and outstanding share of Common Stock validly tendered and not withdrawn will be purchased by the Purchaser for cash consideration, without interest, of $1.90 net to the seller, and in the event the acquisition is consummated, each issued and outstanding share of Common Stock shall be converted into the right to receive cash, without interest, in the amount of $1.90 net to the seller. The capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement.

    In connection with this opinion, we have reviewed, among other things:

    1.  The Agreement;

    2. Vitronics Corporation Annual Report for the years ended December 31, 1994, 1995 and 1996;

    3. Vitronics Corporation Form 10-K for the years ended December 31, 1994, 1995, and 1996;

    4. Vitronics Corporation Quarterly Report Form 10-Q for the quarters ended September 30, 1996, March 31, 1997 and June 30, 1997;

    5. Projections prepared by Vitronics Corporation management for five years ending December 31, 2002;

    We also have held discussions with members of the senior management of the Company regarding past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and trading activity for the Common Stock, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded and performed such other studies and analyses as we considered appropriate.

    In connection with our review, we relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for the purposes of this opinion. With respect to the financial forecasts, we assumed, with your consent, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgements of the management of the Company. We have also assumed, without having responsibility for independent verification, that the statements made to us by the management of the Company are true and correct.

                                     A-II-1

    We have not made an independent valuation or appraisal of the assets and liabilities of the Company. We have been advised as to all legal and tax matters by legal counsel and tax advisors to the Company upon whom we relied.

    This opinion letter is for the information and benefit of the Board of Directors of the Company in connection with its consideration of the Merger. A description of this opinion may be included in the proxy statement and may be referred to in other filings with the Securities and Exchange Commission pertaining to this subject matter, but only if in each case a copy of the report or opinion in its entirety is also included. Any such description will be submitted to Scott-Macon Securities, Inc. ("Scott-Macon") for our review and approval prior to its release. Our opinion may not be used for any other purpose or otherwise reproduced, disseminated, quoted, or referred to at any time, in any manner or for any purpose without our prior written consent. Our opinion is not intended to be and will not constitute a recommendation to any holder of Common Stock of the Company as to whether such stockholder should vote for the proposed transaction.

    Scott-Macon, Ltd., an affiliate of Scott-Macon, has acted as financial advisor to the Company in connection with this transaction and will receive a fee for its services. Scott-Macon has received a fee in connection with this opinion. In the past, Scott-Macon, Ltd. and its affiliates have separately performed certain investment banking services for the Company and received fees customary for such services.

    Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of Common Stock is fair from a financial point of view.

                                        Very truly yours,

                                        SCOTT-MACON SECURITIES, INC.

                                        Jeffrey M. Tepper

                                        Managing Director

                                     A-II-2

                                                                       ANNEX III

          SECTIONS 86 TO 98 OF MASSACHUSETTS BUSINESS CORPORATION LAW

    86     RIGHT OF APPRAISAL.  If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation BEFORE THE TAKING OF THE VOTE OF THE SHAREHOLDERS ON SUCH CORPORATE ACTION, written objection to the proposed action STATING THAT HE INTENDS TO DEMAND PAYMENT FOR HIS SHARES IF THE ACTION IS TAKEN and (2) his shares are not voted in favor of the proposed action.

    87     NOTICE OF STOCKHOLDERS MEETING TO CONTAIN STATEMENT AS TO APPRAISAL
RIGHTS. The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

      "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation BEFORE THE TAKING OF THE VOTE ON THE APPROVAL OF SUCH ACTION, WRITTEN OBJECTION TO THE PROPOSED ACTION STATING THAT HE INTENDS TO DEMAND PAYMENT FOR HIS SHARES IF THE ACTION IS TAKEN AND (2) WHOSE SHARES ARE NOT VOTED IN FAVOR OF SUCH ACTION HAS OR MAY HAVE THE RIGHT TO DEMAND IN WRITING FROM THE CORPORATION (OR, IN THE CASE OF A CONSOLIDATION OR MERGER, THE NAME OF THE RESULTING OR SURVIVING CORPORATION SHALL BE INSERTED), WITHIN TWENTY DAYS AFTER THE DATE OF MAILING TO HIM OF NOTICE IN WRITING THAT THE CORPORATE ACTION HAS BECOME EFFECTIVE, PAYMENT FOR HIS SHARES AND AN APPRAISAL OF THE VALUE THEREOF. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

    88     NOTICE TO OBJECTING STOCKHOLDER THAT CORPORATE ACTION HAS BECOME
EFFECTIVE. The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed written objection MEETING THE REQUIREMENTS OF SECTION EIGHTY-SIX AND WHOSE SHARES WERE NOT VOTED IN FAVOR OF THE APPROVAL OF SUCH ACTION, THAT THE ACTION APPROVED AT THE MEETING OF THE CORPORATION OF WHICH HE IS A STOCKHOLDER HAS BECOME EFFECTIVE. THE GIVING OF SUCH NOTICE SHALL NOT BE DEEMED TO CREATE ANY RIGHTS IN ANY STOCKHOLDER RECEIVING THE SAME TO DEMAND PAYMENT FOR HIS STOCK. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

    89     DEMAND FOR PAYMENT BY OBJECTING STOCKHOLDER.   If within twenty days
after the date of mailing a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight ANY STOCKHOLDER TO WHOM THE CORPORATION WAS REQUIRED TO GIVE SUCH NOTICE SHALL demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

                                    A-III-1

    90    DETERMINATION OF VALUE OF STOCK BY SUPERIOR COURT.  If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

    91    BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS
ON FAILURE TO AGREE ON VALUE THEREOF , ETC.; PARTIES TO BILL ETC.; SERVICE OF BILL ON CORPORATION; NOTICE TO STOCKHOLDER PARTIES, ETC. If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the record of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

    92    BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS
ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; ENTRY OF DECREE DETERMINING VALUE OF STOCK; DATE ON WHICH VALUE IS TO BE DETERMINED. After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock IF CERTIFICATED OR IF UNCERTIFICATED, UPON RECEIPT OF AN INSTRUCTION TRANSFERRING SUCH STOCK TO THE CORPORATION. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

    93    BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS
ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; COURT MAY REFER BILL, ETC., TO SPECIAL MASTER TO HEAR PARTIES, ETC. The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

    94    BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS
ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; STOCKHOLDER PARTIES MAY BE REQUIRED TO SUBMIT THEIR STOCK CERTIFICATES FOR NOTATION THEREON OF PENDENCY OF BILL,
ETC.   On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for notation thereon of the pendency of the bill, and MAY ORDER THE CORPORATION TO NOTE SUCH PENDENCY IN ITS RECORDS WITH RESPECT TO ANY UNCERTIFICATED SHARES HELD BY SUCH STOCKHOLDER PARTIES, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

                                    A-III-2

    95    BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS
ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; TAXATION OF COSTS, ETC.; INTEREST ON
AWARD, ETC.   The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

    96    STOCKHOLDER DEMANDING PAYMENT FOR STOCK NOT ENTITLED TO NOTICE OF
STOCKHOLDERS' MEETINGS OR TO VOTE STOCK OR TO RECEIVE DIVIDENDS, ETC.;
EXCEPTIONS.   Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

        (1) A bill shall not be filed within the time provided in section ninety;

        (2) A bill, if filed, shall be dismissed as to such stockholder; or

        (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

    NOTWITHSTANDING THE PROVISIONS OF CLAUSES (1) TO (3), INCLUSIVE, SAID STOCKHOLDER SHALL HAVE ONLY THE RIGHTS OF A STOCKHOLDER WHO DID NOT SO DEMAND PAYMENT FOR HIS STOCK AS PROVIDED IN THIS CHAPTER.

    97    CERTAIN SHARES PAID FOR BY CORPORATION TO HAVE STATUS OF TREASURY
STOCK, ETC.   The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

    98    ENFORCEMENT BY STOCKHOLDER OF RIGHT TO RECEIVE PAYMENT FOR HIS SHARES
TO BE EXCLUSIVE REMEDY; EXCEPTION.   The enforcement by a stockholder of his
right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                    A-III-3